SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to

Section 14(a) of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

BioDelivery Sciences International, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 5, 2015

To the Stockholders of BioDelivery Sciences International, Inc.:

BioDelivery Sciences International, Inc. (the “Company”) is pleased to send you the enclosed notice of the 2015 Annual Meeting of Stockholders of the Company (the “Meeting”) to be held at 11:00 a.m. on Thursday, July 16, 2015 at the Renaissance Raleigh Hotel at North Hills, 4100 Main at North Hills Street, Raleigh, NC 27609.

The items of business for the Meeting are listed in the following Notice of Annual Meeting and are more fully addressed in the attached Proxy Statement. The Proxy Statement is first being mailed to stockholders of the Company on or about June 16, 2015.

Your vote is important—please date, sign and return your proxy card in the enclosed envelope or vote online as soon as possible to ensure that your shares will be represented and voted at the Meeting even if you cannot attend. If you attend the Meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

If you have any questions regarding this material, please do not hesitate to call me at (919) 582-9050.

Sincerely yours,

Mark. A. Sirgo, Pharm.D.

President and Chief Executive Officer

BioDelivery Sciences International, Inc.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE OR VOTE ONLINE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING.

BIODELIVERY SCIENCES INTERNATIONAL, INC.

4131 ParkLake Ave., Suite #225

Raleigh, North Carolina 27612

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on Thursday, July 16, 2015

The 2015 Annual Meeting of Stockholders (the “Meeting”) of BioDelivery Sciences International, Inc. (the “Company”) will be held at 11:00 a.m. on Thursday, July 16, 2015, at the Renaissance Raleigh Hotel at North Hills, 4100 Main at North Hills Street, Raleigh, NC 27609, for the following purposes:

1.	To elect Frank E. O’Donnell, Jr., Barry I. Feinberg and Samuel P. Sears, Jr. as a Class I directors, each to serve for a three-year term that expires at the 2018 Annual Meeting of Stockholders, or until his successor is elected and qualified or until his earlier resignation or removal;

2.	To ratify the appointment by the Audit Committee of the Company’s Board of Directors of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015;

3.	To approve an amendment to the Company’s 2011 Equity Incentive Plan to, among other matters described in this Notice and Proxy Statement, increase the number of shares of common stock authorized for issuance under the plan by 2,250,000 shares from 8,800,000 to 11,050,000; and

4.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

Stockholders are cordially invited to attend the Meeting in person. However, to assure your representation at the Meeting, please complete and sign the enclosed proxy card and return it promptly. Even if you have previously submitted a proxy card, you may choose to vote in person at the Meeting. Whether or not you expect to attend the Meeting, please read the attached Proxy Statement and then promptly complete, date, sign and return the enclosed proxy card in order to ensure your representation at the Meeting. If you hold your shares through a brokerage firm, you may cast your vote by visiting www.proxyvote.com. If you are a registered stockholder, you may cast your vote by visiting www.voteproxy.com. You may also have access to the materials for the Meeting by visiting the website http://www.bdsiproxy.com.

The Board of Directors unanimously recommends a vote “FOR” the approval of each of the proposals to be submitted at the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

Ernest R. De Paolantonio, CPA

Secretary, Treasurer and Chief Financial Officer

Raleigh, North Carolina

June 16, 2015

		Page Number
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS		1

INTRODUCTION		6

2015 Annual Meeting of Stockholders		6
Record Date; Mailing Date		6
Proposals to be Submitted at the Meeting		6
Principal Offices		7
Information Concerning Solicitation and Voting		7
Expenses		7
Revocability of proxies		7

PROPOSAL 1	ELECTION OF CLASS I DIRECTORS	8

Introduction		8
Directors and Executive Officers		8
Director Independence		13
Meetings of the Board of Directors		13
Board Committees		13
Audit Committee		13
Nominating and Corporate Governance Committee		14
Compensation Committee		14
Section 16(a) Beneficial Ownership Reporting Compliance		16
Code of Ethics		17
Audit Committee Report		18
Compensation Committee Report		19
Compensation Discussion and Analysis		19
Compensation Risk Assessment		29
Summary Compensation Table		31
Compensation of Directors Summary Table		37
Grants of Plan-Based Awards		35
Outstanding Equity Awards		33
Option Exercises and Stock Vested		35
Pension Benefits		35
Nonqualified Deferred Compensation		35
Potential Payments Under Severance/Change in Control Arrangements		36

PROPOSAL 2	RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2015	40

PROPOSAL 3	APPROVE AN AMENDMENT TO THE 2011 EQUITY INCENTIVE PLAN TO, AMONG OTHER MATTERS, INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE PLAN BY 2,250,000 FROM 8,800,000 TO 11,050,000	41

BIODELIVERY SCIENCES INTERNATIONAL, INC.

4131 ParkLake Ave., Suite #225

Raleigh, North Carolina 27612

919-582-9050

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

to be held on Thursday, July 16, 2015, 11:00 a.m.

Renaissance Raleigh Hotel at North Hills

4100 Main at North Hills Street, Raleigh, NC  27609

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving this Proxy Statement?

This Proxy Statement describes the proposals on which our Board of Directors (the “Board”) would like you, as a stockholder, to vote at our 2015 Annual Meeting of the Stockholders, which will take place on Thursday, July 16, 2015 at 11:00 a.m. local time at the Renaissance Raleigh Hotel at North Hills, 4100 Main at North Hills Street, Raleigh, NC 27609.

This Proxy Statement also gives you information on these proposals so that you can make an informed decision. We intend to mail this Proxy Statement and accompanying proxy card on or about June 16, 2015, to all stockholders of record entitled to vote at the Meeting.

In this proxy statement, we refer to BioDelivery Sciences International, Inc. as the “Company,” “we,” “us” or “our” or similar terminology.

Who can vote at the annual meeting of stockholders?

Stockholders who owned shares of our common stock, par value $.001 per share (“Common Stock”), on June 5, 2015 (the “Record Date”) may attend and vote at the Meeting. Each share is entitled to one vote. There were 52,403,027 shares of Common Stock outstanding on the Record Date. All shares of Common Stock shall have one vote per share and vote together as a single class. Information about the stockholdings of our directors and executive officers is contained in the section of this Proxy Statement entitled “Beneficial Ownership of Principal Stockholders, Officers and Directors” on page 56 of this Proxy Statement.

What is the proxy card?

The proxy card enables you to appoint Mark A. Sirgo, our President and Chief Executive Officer, and/or Ernest R. De Paolantonio, our Secretary, Treasurer and Chief Financial Officer, as your representative at the Meeting. By completing and returning the proxy card or voting online as described herein, you are authorizing these persons to vote your shares at the Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Meeting. Even if you plan to attend the Meeting, we think that it is a good idea to complete and return your proxy card before the Meeting date just in case your plans change. If a proposal comes up for vote at the Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

What am I voting on?

You are being asked to vote on:

1. The election of our Class I directors, Frank E. O’Donnell, Jr., Barry I. Feinberg and Samuel P. Sears, Jr., each to a term of three (3) years;

2. The ratification of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

3. To approve an amendment to our 2011 Equity Incentive Plan (the “2011 Plan”) to:

(a) increase the number of shares of Common Stock authorized for issuance under the 2011 Plan by 2,250,000 shares from 8,800,000 to 11,050,000;

(b) amend Section 15(b) of the 2011 Plan (Non-transferability; Trading Restrictions), so that the Board and the Compensation Committee of the Board (the “Compensation Committee”) no longer have broad discretion to approve the transfer of any award under the plan by a 2011 Plan participant;

(c) clarify that certain liberal share recycling practices under the 2011 Plan are prohibited;

(d) limit the ability of the Company to effect “single trigger” acceleration for equity vesting upon Change in Control (as defined in the 2011 Plan), and require “double trigger” acceleration with respect to any awards issued after the adoption of the amendment to the 2011 Plan;

(e) change the fungible ratio on restricted stock units and certain other awards from 1.15:1 to 1.5:1;

(f) limit the Committee’s ability to accelerate vesting of options and Stock Appreciation Rights (or SARs) under the 2011 Plan;

(g) allow the Compensation Committee to set a minimum holding period for certain recipients under the 2011 Plan on shares of Common Stock underlying awards granted under the 2011 Plan;

(h) include a per annum limitation on the number of awards granted to any one individual under the 2011 Plan; and

(i) add limitations on aggregate awards granted as compensation under the 2011 Plan for non-employee directors of the Company

We will also transact any other business that properly comes before the Meeting.

How does the Board recommend that I vote?

Our Board unanimously recommends that the stockholders vote “FOR” all proposals being put before our stockholders at the Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If, on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are a “stockholder of record” who may vote at the Meeting, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us or to vote in person at the Meeting. Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner

If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record for purposes of voting at the Meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and to attend the Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this proxy statement; however, you will not be able to vote in person at the Meeting.

How do I vote?

(1) You may vote by mail. You may vote by mail by completing, signing and dating your proxy card and returning it in the enclosed, postage-paid and addressed envelope. If we receive your proxy card prior to the Meeting and if you mark your voting instructions on the proxy card, your shares will be voted:

•	as you instruct, and

•	according to the best judgment of the proxies if a proposal comes up for a vote at the Meeting that is not on the proxy card.

If you return a signed card, but do not provide voting instructions, your shares will be voted:

•	for Dr. O’Donnell, Dr. Feinberg and Mr. Sears as the Class I directors of our Board;

•	to ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

•	to approve an amendment to our 2011 Plan as described above and elsewhere in this Notice and Proxy Statement; and

•	according to the best judgment of either Dr. Sirgo or Mr. De Paolantonio, if a proposal comes up for a vote at the Meeting that is not on the proxy card.

(2) You may vote in person at the Meeting. We will pass out written ballots to anyone who wants to vote at the Meeting. However, if you hold your shares in street name, you must bring to the Meeting a valid proxy from the broker, bank or other nominee holding your shares that confirms your beneficial ownership of the shares and gives you the right to vote your shares. Holding shares in street name means you hold them through a brokerage firm, bank or other nominee, and therefore the shares are not held in your individual name. We encourage you to examine your proxy card closely to make sure you are voting all of your shares in the Company.

(3) You may vote online. You may also have access to the materials for the Meeting by visiting the website http://www.bdsiproxy.com. You may also cast your vote by visiting www.proxyvote.com if you hold your shares in “street name” or www.voteproxy.com if you are a registered stockholder.

What does it mean if I receive more than one proxy card?

You may have multiple accounts at the transfer agent and/or with brokerage firms. Please sign and return all proxy cards to ensure that all of your shares are voted.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Meeting. You may do this by:

•	sending a written notice to the Secretary of the Company stating that you would like to revoke your proxy of a particular date;

•	signing another proxy card with a later date and returning it before the polls close at the Meeting; or

•	attending the Meeting and voting in person.

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee. If your shares are held in street name, and you wish to attend and vote at the Meeting, you must bring to the Meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are held in street name or in your name and you do not sign and return your proxy card, your shares will not be voted unless you vote in person at the Meeting.

How are votes counted?

You may vote “for,” “against,” or “abstain” on each of the proposals being placed before our stockholders. Abstentions and broker non-votes (i.e., shares held by brokers on behalf of their customers, which may not be voted on certain matters because the brokers have not received specific voting instructions from their customers with respect to such matters) will be counted solely for the purpose of determining whether a quorum is present at the Meeting.

How many votes are required to elect Dr. O’Donnell, Dr. Feinberg and Mr. Sears as a Class I directors?

The affirmative vote of a majority of the votes cast at the Meeting by the holders of shares of Common Stock entitled to vote is required to elect each of Dr. O’Donnell, Dr. Feinberg and Mr. Sears as Class I directors. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal.

How many votes are required to ratify the Company’s independent public accountants?

The affirmative vote of a majority of the votes cast at the Meeting by the holders of shares of Common Stock entitled to vote is required to ratify Cherry Bekaert LLP as our independent registered public accounting firm for the year ending December 31, 2015. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal.

How many votes are required for the proposed amendment to our 2011 Plan?

The proposal to approve an amendment to our 2011 Plan as described above and elsewhere in this Notice and Proxy Statement requires the affirmative vote of a majority of the votes cast at the Meeting by the holders of shares of Common Stock entitled to vote. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal.

How many votes are required to approve other matters that may come before the stockholders at the Meeting?

An affirmative vote of a majority of the votes cast at the Meeting is required for approval of all other items being submitted to the stockholders for their consideration.

What happens if I don’t indicate how to vote my proxy?

If you just sign your proxy card without providing further instructions, your shares will be counted as a “for” vote for all of the proposals being placed before our stockholders at the Meeting.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the Meeting?

We will announce voting results at the Meeting and file a Current Report on Form 8-K announcing the voting results of the Meeting.

Who can help answer my questions?

You can contact our Secretary, Treasurer and Chief Financial Officer, Mr. Ernest R. De Paolantonio, at (919) 582-9050 or by sending a letter to Mr. De Paolantonio at offices of the Company at 4131 ParkLake Avenue, Suite 225, Raleigh, North Carolina 27612, with any questions about proposals described in this Proxy Statement or how to execute your vote.

BIODELIVERY SCIENCES INTERNATIONAL, INC.

4131 ParkLake Ave., Suite #225

Raleigh, North Carolina 27612

919-582-9050

PROXY STATEMENT

INTRODUCTION

2015 Annual Meeting of Stockholders

This Proxy Statement is being furnished to the holders of our Common Stock in connection with the solicitation of proxies for use at the 2015 Annual Meeting of Stockholders of the Company (the “Meeting”). The Meeting is to be held at 11:00 a.m. on Thursday, July 16, 2015 at the Renaissance Raleigh Hotel at North Hills, 4100 Main at North Hills Street, Raleigh, NC 27609 and at any adjournment or adjournments thereof.

Record Date; Mailing Date

The Board of Directors of the Company (the “Board”) has fixed the close of business on June 5, 2015 (the “Record Date”) as the Record Date for the determination of stockholders entitled to notice of, and to vote and act at, the Meeting. Only stockholders of record at the close of business on that date are entitled to notice of, and to vote and act at, the Meeting. The Proxy Statement is first being mailed to stockholders of the Company on or about June 16, 2015.

Proposals to be Submitted at the Meeting

At the Meeting, stockholders will be acting upon the following proposals:

1.	To elect Frank E. O’Donnell, Jr., Barry I. Feinberg and Samuel P. Sears, Jr. as Class I directors to serve for a three-year term that expires at the 2018 Annual Meeting of Stockholders, or until their successors are elected and qualified or until their earlier resignation or removal;

2.	To ratify the appointment by the Audit Committee of the Board of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015;

3.	To approve an amendment to our 2011 Equity Incentive Plan (the “2011 Plan”) to:

(a) increase the number of shares of Common Stock authorized for issuance under the 2011 Plan by 2,250,000 shares from 8,800,000 to 11,050,000;

(b) amend Section 15(b) of the 2011 Plan (Non-transferability; Trading Restrictions), so that the Board and the Compensation Committee of the Board (the “Compensation Committee”) no longer have broad discretion to approve the transfer of any award under the plan by a 2011 Plan participant;

(c) clarify that certain liberal share recycling practices under the 2011 Plan are prohibited;

(d) limit the ability of the Company to effect “single trigger” acceleration for equity vesting upon Change in Control (as defined in the 2011 Plan), and require “double trigger” acceleration with respect to any awards issued after the adoption of the amendment to the 2011 Plan;

(e) change the fungible ratio on restricted stock units and certain other awards from 1.15:1 to 1.5:1;

(f) limit the Committee’s ability to accelerate vesting of options and Stock Appreciation Rights (or SARs) under the 2011 Plan;

(g) allow the Compensation Committee to set a minimum holding period for certain recipients under the 2011 Plan on shares of Common Stock underlying awards granted under the 2011 Plan;

(h) include a per annum limitation on the number of awards granted to any one individual under the 2011 Plan; and

(i) add limitations on aggregate awards granted as compensation under the 2011 Plan for non-employee directors of the Company; and

4.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

Principal Offices

The principal executive offices of the Company are located at 4131 ParkLake Ave., Suite #225, Raleigh, North Carolina 27612. The Company’s telephone number at such address is (919) 582-9050.

Information Concerning Solicitation and Voting

As of the Record Date, there were 52,403,027 outstanding shares of Common Stock, each share entitled to one vote on each matter to be voted on at the Meeting. Only holders of shares of Common Stock on the Record Date will be entitled to vote at the Meeting. The holders of Common Stock are entitled to one vote on all matters presented at the Meeting for each share held of record. The presence in person or by proxy of holders of record of a majority of the shares outstanding and entitled to vote as of the Record Date shall be required for a quorum to transact business at the Meeting. If a quorum should not be present, the Meeting may be adjourned until a quorum is obtained. To be elected, the nominee named in Proposal 1 must receive the vote of a majority of the votes of the shares of Common Stock cast in person or represented by proxy at the Meeting. For the purposes of election of such director, although abstentions will count toward the presence of a quorum, they will not be counted as votes cast and will have no effect on the result of the vote. “Broker non-votes,” which occur when brokers are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions, will not be counted for the purpose of determining the number of shares present in person or by proxy on a voting matter and will have no effect on the outcome of the vote. Brokers who hold shares in street name may vote on behalf of beneficial owners with respect to Proposal 2.

Expenses

The expense of preparing, printing and mailing this Proxy Statement, exhibits and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of the Company, without additional remuneration, by personal interviews, telephone, email or facsimile transmission. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock held of record and will provide reimbursements for the cost of forwarding the material in accordance with customary charges.

Revocability of proxies

Proxies given by stockholders of record for use at the Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, stockholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the stockholder or his attorney authorized in writing or, if the stockholder is a corporation, under its corporate seal, by an officer or attorney thereof duly authorized, and deposited either at the corporate headquarters of the Company at any time up to and including the last business day preceding the day of the Meeting, or any adjournments thereof, at which the proxy is to be used, or with the chairman of such Meeting on the day of the Meeting or adjournments thereof, and upon either of such deposits the proxy is revoked.

ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE MEETING.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF EACH OF THE PROPOSALS TO BE SUBMITTED AT THE MEETING.

PROPOSAL 1

ELECTION OF CLASS I DIRECTORS

Introduction

The Board currently consists of three classes of directors, as follows:

Director(s)	Class	Term Expires
Frank E. O’Donnell, Jr.	Class I	Nominee in 2015 for term ending 2018
Samuel P. Sears, Jr.	Class I	Nominee in 2015 for term ending 2018
Barry I. Feinberg	Class I	Nominee in 2015 for term ending 2018
John J. Shea	Class II	2016
Mark A. Sirgo	Class II	2016
Thomas W. D’Alonzo	Class II	2016
Charles J. Bramlage	Class III	2017
William B. Stone	Class III	2017

At the Meeting, stockholders will be asked to elect each of Frank E. O’Donnell, Jr., Samuel P. Sears, Jr. and Barry I. Feinberg as a Class I director, each to hold office until the 2018 Annual Meeting of Stockholders or until his successor is elected and qualified or until his earlier resignation or removal. The Board has nominated each of Dr. O’Donnell, Mr. Sears and Dr. Feinberg, who each currently serve as directors, to stand for reelection at the Meeting. The enclosed proxy, if returned, and unless indicated to the contrary, will be voted for the election of Dr. O’Donnell, Mr. Sears and Dr. Feinberg. Proxies cannot be voted for a greater number of persons than the number of nominees named.

We have been advised by each of Dr. O’Donnell, Mr. Sears and Dr. Feinberg that they are willing to be named as nominees and each are willing to continue to serve as a director if elected. If some unexpected occurrence should make necessary, in the discretion of the Board, the substitution of some other person for the nominees, it is the intention of the persons named in the proxy to vote for the election of such other person as may be designated by the Board.

Directors and Executive Officers

Listed below are the names of the directors and executive officers of the Company, their ages as of the Record Date, their positions held and the year they commenced service with the Company:

Name	Age	Position(s) Held	Year of Service Commencement
Frank E. O’Donnell, Jr., M.D.	65	Executive Chairman	2002
Mark A. Sirgo, Pharm.D.	61	President, Chief Executive Officer and Director	2004
Andrew L. Finn, Pharm.D.	66	Executive Vice President of Product Development	2004
William B. Stone	72	Lead Director	2001
John J. Shea	88	Director	2002
Samuel P. Sears, Jr.	71	Director	2011
Thomas W. D’Alonzo	71	Director	2013
Ernest R. De Paolantonio	62	Chief Financial Officer and Secretary	2013
Barry I. Feinberg	59	Director	2014
Charles J. Bramlage	54	Director	2014

There are no arrangements between our directors and any other person pursuant to which our directors were nominated or elected for their positions. There are no family relationships between any of our directors or executive officers.

Frank E. O’Donnell, Jr., M.D., has been our Chairman of the Board and a Director since March 29, 2002. He currently serves as Executive Chairman. Dr. O’Donnell has previously served as our President and Chief Executive Officer. In January 2005, he relinquished the title of President and in August 2005 he relinquished the title of Chief Executive Officer. For more than the last six years, Dr. O’Donnell had served as Manager of The Hopkins Capital Group, an affiliation of limited liability companies which engage in private equity and venture capital investing in disruptive technologies in healthcare. Dr. O’Donnell is a graduate of The Johns Hopkins School of Medicine and received his residency training at the Wilmer Ophthalmological Institute, Johns Hopkins Hospital. Dr. O’Donnell is a former professor and Chairman of the Department of Ophthalmology, St. Louis University School of Medicine. He is a trustee of St. Louis University.

Mark A. Sirgo, Pharm.D., has been our President since January 2005 and Chief Executive Officer and Director since August 2005. He joined our company in August 2004 as Senior Vice President of Commercialization and Corporate Development upon our acquisition of Arius Pharmaceuticals, of which he was a co-founder and Chief Executive Officer. He has also served as our Executive Vice President, Corporate and Commercial Development and our Chief Operating Officer. Dr. Sirgo has over 30 years of experience in the pharmaceutical industry, including 17 years in clinical drug development, 7 years in marketing, sales, and business development and 9 years in executive management positions. Prior to his involvement with Arius Pharmaceuticals from 2003 to 2004, he spent 16 years in a variety of positions of increasing responsibility in both clinical development and marketing at Glaxo, Glaxo Wellcome, and GlaxoSmithKline, including Vice President of International OTC Development and Vice President of New Product Marketing. Dr. Sirgo was responsible for managing the development and FDA approval of Zantac 75 while at Glaxo Wellcome, among other accomplishments. From 1996 to 1999, Dr. Sirgo was Senior Vice President of Global Sales and Marketing at Pharmaceutical Product Development, Inc. (NASDAQ:PPDI), a leading contract service provider to the pharmaceutical industry. Dr. Sirgo serves on the board of directors and as Chairman of the Compensation Committee of Salix Pharmaceuticals, Inc. (NASDAQ:SLXP), a specialty pharmaceutical company specializing in gastrointestinal products since 2008. Dr. Sirgo is qualified to serve on our Board because of his extensive experience in specialty biopharmaceutical companies. Dr. Sirgo received his BS in Pharmacy from The Ohio State University and his Doctorate from Philadelphia College of Pharmacy and Science.

Ernest R. De Paolantonio, CPA, MBA, has been our Chief Financial Officer and Secretary since October of 2013 and has over 35 years of varied financial and business experience in the pharmaceutical industry. Mr. De Paolantonio also became our Treasurer in January 2015. Prior to joining the company, he served as the Chief Financial Officer of CorePharma LLC, a private specialty generic company, and was directly involved in the financial and commercial strategy to establish Core’s proprietary labeled portfolio of products. In addition, he previously served in finance and controllers positions in roles of increasing responsibility at Colombia Laboratories, where he was also responsible for business development and logistics, including supply chain management for the company’s first commercial product launch. Mr. De Paolantonio has served in various financial positions in senior management at Taro Pharmaceuticals where he was the Corporate Controller, Watson Pharmaceuticals where he was Executive Director of Finance, Group Controller and responsible for managing the Corporation’s supply chain of Active Pharmaceutical Ingredients, and GlaxoSmithKline where he began his career in finance and spent over 17 years in areas of increasing responsibility including; Manufacturing, Corporate Finance, R&D and U.S. Pharmaceuticals where he was Group Controller. Mr. De Paolantonio received his Bachelor of Arts Degree from Lycoming College; his MBA in Finance at Saint Joseph’s University and is a licensed CPA.

Andrew L. Finn, Pharm.D., has been our Executive Vice President of Product Development since January 2007. He joined the company in August 2004 upon our acquisition of Arius Pharmaceuticals, of which he was a co-founder. Dr. Finn has previously served as our Senior Vice President of Product Development and Executive Vice President of Clinical Development and Regulatory Affairs. Dr. Finn has over 30 years’ experience in pharmaceutical product development. From 2000 to 2003, prior to his involvement with Arius, he was also Executive Vice President of Product Development at POZEN Inc. with responsibilities for formulation development, non-clinical development, clinical research and regulatory affairs. He participated in the POZEN activities leading up to the initial public offering and submitted marketing applications in Europe and the U.S. for two migraine products. From 1996 to 1999, Dr. Finn was Co-Founder and Chief Executive Officer of enVision Sciences, a regulatory and clinical service company. From 1991 to 1996, he was Vice President of Clinical Research and Biometrics for Solvay Pharmaceuticals, where he oversaw NDA submissions in the areas of inflammatory bowel disease, osteoporosis prevention and treatment of obsessive-compulsive disorder. Prior to this, he spent 10 years in positions of increasing responsibility at Glaxo Inc., where he oversaw a number of NDA submissions, including Zofran for chemotherapy induced nausea and vomiting. Dr. Finn is qualified to serve on our management team because of his extensive experience in specialty biopharmaceutical companies. Dr. Finn received his BS in Pharmacy from the University of North Carolina and his Doctorate from the University of Michigan.

William B. Stone, has been a member of our Board since October 2001 and is our Lead Director and Chairman of the Audit Committee of our Board. For thirty years, until his retirement in October 2000, Mr. Stone was employed with Mallinckrodt Inc. For the last twenty years of his career, he held positions of Vice President and Corporate Controller and Vice President and Chief Information Officer for 16 years and 4 years, respectively. During his tenure at Mallinckrodt, Mr. Stone was responsible for global accounting and reporting, financial organization, staffing and development, and systems of internal accounting control. In this capacity, he was responsible for Mallinckrodt’s SEC and other financial filings, internal management performance reports, strategic and tactical financial planning and for evaluation of capital sources and investments. Mr. Stone presented financial analyses and special projects to Mallinckrodt’s board of directors and audit committee, and reported to the audit committee regarding the conduct and effectiveness of the independent accountant’s quarterly reviews and annual audit. In the capacity of Chief Information Officer, Mr. Stone was responsible for Mallinckrodt’s worldwide computer information systems, organization, staffing and development. Further, Mr. Stone reported to the audit committee as leader of Mallinckrodt’s successful global program to address Year 2000 implications associated with computer-assisted information, laboratory control and process control computer hardware and software. He also chaired Mallinckrodt’s corporate employee benefits committee for over 8 years and has been a member of Financial Executives International since 1980. Mr. Stone is qualified to serve on our Board because of his extensive experience in accounting and with pharmaceutical companies. Mr. Stone is a graduate of the University of Missouri-Columbia where he earned BS and MA degrees in accounting, and is a Certified Public Accountant.

John J. Shea, has been a member of our Board since March 2002 and serves as Chairman of the Nominating and Corporate Governance Committee of our Board. He is currently the head of his own firm J. Shea Inc., and has previously as a Quality Systems Adviser with Quintiles, a private consulting firm. Mr. Shea has also served in the capacity of Director of Quality Assurance served in the capacity of Director of Quality Assurance and was responsible for the implementation of quality assurance procedures in a number of public companies. From 1987-1989, he served as Director of Quality Assurance at NeoRx Corporation. Mr. Shea was also the Director of Corporate Quality Assurance at Hexcel Corporation from 1980-1987. Mr. Shea has also served as the quality assurance person for other companies including, Teledyne Relays, Ortho Diagnostics, Inc. and Bio Reagents & Diagnostics, Inc. He is a member of the (North Carolina) Dare County Airport Authority and Audit Committee. Mr. Shea is qualified to serve on our Board because of his extensive business experience in the pharmaceutical industry. Mr. Shea earned a B.S. in Chemistry at Bethany College.

Samuel P. Sears, Jr., was appointed as a member of our Board in October, 2011. Mr. Sears has extensive experience in the biopharmaceutical, nutraceutical and biotechnology industries. Since 2006, Mr. Sears has been a partner at the law firm of Cetrulo LLP, where he currently serves as managing partner, and from 2000 to 2006, he provided private consulting and legal advisory services to start-up and early stage development companies. Since 2000, Mr. Sears served as a director, Chairman of the Audit Committee, Chairman of the Executive Committee, and Member of the Compensation Committee of Commonwealth Biotechnologies, Inc., which in 2013 was renamed HedgePath Pharmaceuticals, Inc. (OTCQB:HPPI) and of which he remains a director. From 1998 to 2000, Mr. Sears served as Vice Chairman and treasurer of American Prescription Providers, Inc., a specialty pharmacy network offering prescriptions and nutraceuticals to patients with chronic diseases. From

1994 through May 1998, Mr. Sears was Chief Executive Officer and Chairman of Star Scientific, Inc. (NASDAQ: CIGX). From 1968 to 1993, Mr. Sears was in private law practice. Mr. Sears is qualified to serve on our Board because of his extensive legal and business experience, including in the pharmaceutical industry. Mr. Sears is a graduate of Harvard College and Boston College Law School.

Thomas W. D’Alonzo, has served as a member of our board since April 23, 2013. Prior to joining our company, Mr. D’Alonzo served as a member of the board of directors of Salix Pharmaceuticals, Ltd. since May 2000 and has been the Chairman of the Board since June 2010. From 2005 to 2012, Mr. D’Alonzo served on the board of directors of Amarillo Biosciences, Inc., a public company, and Plexigen, Inc., a private company. From March 2007 to February 2009, Mr. D’Alonzo served as the Chief Executive Officer and a director of MiMedx Group, Inc. From May 2006 to April 2007, Mr. D’Alonzo was Chief Executive Officer of DARA BioSciences, Inc., now known as DARA Pharmaceuticals, Inc., and he served on its board of directors from September 2005 to December 2008. From 2006 to 2008, he also served on our Board. From 2000 to 2007, Mr. D’Alonzo acted as an independent consultant. Prior to that, from 1996 to 1999, Mr. D’Alonzo served as President and Chief Operating Officer of Pharmaceutical Product Development (PPD), a global provider of discovery and development services to pharmaceutical and biotechnology companies. Before joining PPD, from 1993 to 1996, he served as President and Chief Executive Officer of GenVec, Inc., a clinical-stage, biopharmaceutical company. From 1983 to 1993, Mr. D’Alonzo held positions of increasing responsibility within Glaxo, Inc., the U.S. division of GSK, including President. Mr. D’Alonzo received his B.S. in Business Administration from the University of Delaware, and his J.D. from the University of Denver College of Law. Among other experience, qualifications, attributes and skills, Mr. D’Alonzo’s knowledge and experience in legal matters, in leading large organizations and serving on boards of directors in the life sciences industry demonstrates that he is qualified to serve as a director of the Company.

Charles J. Bramlage has served as a member of our board since July 2014. Mr. Bramlage has also served as Chief Executive Officer of Pearl Therapeutics, Inc. since February 2011. He previously served as president of pharmaceutical products at Covidien plc (NYSE: COV) from 2008 to 2011. Mr. Bramlage served as the President of European Operations at Valeant Pharmaceuticals International, Inc. (NYSE: VRX ) from 2004 to 2008 and President and Chief Executive Officer of BattellePharma, Inc., a specialty pharmaceutical company developing inhaled products from 2001 to 2004. From 1983 to 2001, Mr. Bramlage held positions of increasing responsibility at GlaxoSmithKline plc (LSE/NYSE: GSK) in product management, sales management, sales, and sales training, ultimately becoming Vice-President of Respiratory Global Commercial Development and Vice-President of U.S. Respiratory and Cardiovascular Marketing, where he led the team responsible for the global launch of Seretide®/Advair®and the U.S. launch of Flovent®. Mr. Bramlage is qualified to serve on our board of directors because of his extensive experience in working with and managing biopharmaceutical companies. Mr. Bramlage received a B.S. in Marketing from The Ohio State University-The Max M. Fisher College of Business and received an M.B.A in Finance from the University of Dayton.

Barry I. Feinberg, M.D. has served as a member of our board since July 2014. Dr. Feinberg is an expert in the area of pain management and has served as adjunct faculty member of the Department of Anesthesia at Saint Louis University since November 2013. Since 2008, he has also served as a member of the Board of Directors and Medical Executive Committee of the Frontenac Surgery and Spine Care Center, where he maintains his private practice under the name Injury Specialists. From 2003 to 2011, Dr. Feinberg served as a member of the Board of Directors of Professional Imaging, LLC. He has served as a staff member of the Department of Anesthesia at the Missouri Baptist Medical Center in St. Louis, Missouri since August 2004 and as an associated staff member of the Department of Anesthesia at the DePaul Health Center in Bridgeton, Missouri, since June 1995. From 1988 to 1994, Dr. Feinberg served as Director of the Physicians’ Pain Management Center in Bridgeton, Missouri, and the Chairman of the Department of Anesthesia at DePaul Heath Center in Bridgeton from 1986 to 1994. He has also served as Assistant Professor at the Department of Anesthesia at Mount Sinai Medical Center from 1984 to 1986 and staff member at the Intensive Care Unit of the Deborah Heart and Lung Center in Brows Mill, New Jersey, from 1983 to 1984. Dr. Feinberg is qualified to serve on our board of directors because of his medical degree and his specialty in the field of pain management. Dr. Feinberg received a Bachelor of Science in Biology from the State University of New York, Binghamton and a Doctor of Medicine

from State University of New York Downstate Medical Center in Brooklyn, New York. Dr. Feinberg completed a residency in Anesthesiology at University of Pennsylvania School of Medicine. He also received a Juris Doctorate degree from the Washington University School of Law, St. Louis, Missouri.

Key Employees

Below are the biographies of certain key non-executive officer employees of our company:

Niraj Vasisht, Ph.D. has been our Senior Vice President of Product Development and Chief Technical Officer since October 2008. He joined the company in February 2005 as the Vice President of Product Development. Dr. Vasisht heads the chemistry, manufacturing and control operations for BDSI pipeline products. He directs and oversees the product design, formulation development, quality control, process engineering, validation and stability testing of the drug product and CTM and commercial manufacturing operations at our vendor sites worldwide. In addition, he is responsible for creation of relevant intellectual property, provides risk assessment for the development program, and provides technical and strategic leadership to the business development function. He evaluates technical suitability of drug delivery platforms and candidate molecules suitable for the technology. Dr. Vasisht serves as BDSI’s pharmaceutical development representative for FDA interactions for NDA and MAA filings. Dr. Vasisht is known worldwide for his expertise in microencapsulation based controlled release and drug delivery technologies. From 1994 to 2005, Dr. Vasisht held positions of increasing responsibility at Southwest Research Institute where he ultimately served as the Director of Microencapsulation, Pharmaceutical Development and Nanomaterials and was responsible for leading the group that provides research and development and product development services to pharmaceutical, consumer health, and nutraceutical companies. Dr. Vasisht is the inventor/co-inventor on multiple patents in drug delivery. Dr. Vasisht received a BTech degree in Chemical Engineering from the Indian Institute of Technology at Kanpur, a Master’s of Science from the University of New Hampshire and a Doctorate in Chemical Engineering from Rensselaer Polytechnic Institute.

Albert J. Medwar, M.B.A. has been our Vice President of Marketing and Corporate Development since joining the company in April 2007, with over 20 years of experience in marketing, sales, and marketing research. Prior to joining the company, Mr. Medwar was the Head of Oncology Marketing at EMD Pharmaceuticals, the U.S. subsidiary of Merck KGaA, where he was responsible for developing the global market for a pipeline of oncology products. Mr. Medwar was also the Marketing Director for Triangle Pharmaceuticals, a start-up company focusing on the development and commercialization of compounds for HIV and hepatitis. Mr. Medwar’s pharmaceutical career began in sales at Burroughs Wellcome, which later became Glaxo Wellcome. After six years of sales experience, he took on marketing research responsibilities, and then played an important role in the launch of a short acting opioid analgesic, remifentanil, and held increasing marketing responsibility for a number of products including a portfolio of anesthetic/analgesic agents, Zofran, and Wellbutrin SR. Mr. Medwar received a Bachelor of Science degree from Cornell University and a Masters of Business Administration from Bentley College.

David Acheson has been our Vice President of Sales and Managed Markets since joining the company in December 2013, with over 18 years of sales and commercial experience. Prior to joining the company, Mr. Acheson was with CSL Behring as the National Director of Sales, Immunology and Pulmonary for two specialty teams focused in rare and orphan diseases. Mr. Acheson also led the full build and deployment of the sales organization for Pacira Pharmaceuticals Inc., an emerging specialty pharmaceutical company focused on the clinical and commercial development of products focused in the post-surgical pain market. Mr. Acheson’s pharmaceutical and biotech career began with Roche Pharmaceuticals where he worked as a Sales Representative, Medical Center Representative, and Division Sales Manager. After his success in the hospital and oncology supportive care arena at Roche, Mr. Acheson joined MedPointe/Meda Pharmaceuticals where he worked in multiple areas of responsibility as a District Sales Manager, Regional Sales Director, and National Sales Director in the respiratory business. Also at Meda, Mr. Acheson served as the National Sales Director, Pain and Supportive Care Team and responsible for building a full pain and oncology supportive care division of the company from start-up operations, deploying a full sales team as well as operational needs within the company.

Prior to his work in the pharmaceutical and biotech industry, Mr. Acheson was with American Cyanamid Company in their Ag-Chemical Division, serving in multiple levels of responsibility. Mr. Acheson has experience in a number of complex markets such as pain, palliative care, immunotherapy, and orphan disease state products, many of which had afforded him a great deal of involvement in the equally complex managed markets settings, developing and pulling through payer strategies as well as partnerships at the distribution and channel level. Mr. Acheson received a Bachelor degree in Business from the University of Nebraska at Lincoln.

Certain Legal Proceedings

Except as set forth below, none of the Company’s directors or executive officers have been involved, in the past ten years and in a manner material to an evaluation of such director’s or officer’s ability or integrity to serve as a director or executive officer, in any of those “Certain Legal Proceedings” more fully detailed in Item 401(f) of Regulation S-K, which include but are not limited to, bankruptcies, criminal convictions and an adjudication finding that an individual violated federal or state securities laws.

Samuel P. Sears, Jr., a director of the Company, was a director of Commonwealth Biotechnologies, Inc. (“CBI”), which in 2013 was renamed HedgePath Pharmaceuticals, Inc. (OTCQB:HPPI). In January 2011, CBI filed a voluntary petition to reorganize under Chapter 11 of the United States Bankruptcy Code. CBI emerged from bankruptcy in 2013.

Director Independence

We believe that William B. Stone, John J. Shea, Barry I. Feinberg, Thomas W. D’Alonzo, Charles J. Bramlage and Samuel P. Sears, Jr. qualify as independent directors under the Nasdaq Stock Market listing standards. This means that our Board is composed of a majority of independent directors as required by the rules of the Nasdaq Stock Market.

Meetings of the Board and Stockholders

Our board of directors met in person and telephonically 9 times during 2014 and also acted by unanimous written consent. Each member of our board of directors was present at one hundred (100%) percent of the board of directors meetings held. It is our policy that all directors must attend all stockholder meetings, barring extenuating circumstances. All directors were present at the 2014 Annual Meeting of Stockholders, either in person or telephonically.

Board Committees

Our Board has established three standing committees- Audit, Compensation, and Nominating and Corporate Governance. Historically, all independent directors have been members of each board committee. In October 2013, our committees reorganized, and subsequently there were changes to the committee composition. All standing committees (as well as our Lead Director) operate under a charter that has been approved by the board.

Audit Committee

Our Board has an Audit Committee, composed of William B. Stone, Samuel P. Sears, Jr. and Barry I. Feinberg, all of whom are independent directors as defined in accordance with section 3(a)(58)(A) of the Exchange Act and the rules of NASDAQ. Mr. Stone serves as chairman of the committee. The Board has determined that Mr. Stone is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. The Audit Committee met four times during 2014. Each member of the Audit Committee was present at one hundred (100%) percent of the Audit Committee meetings held during such director’s tenure as a member of the Audit Committee.

Our Audit Committee oversees our corporate accounting, financial reporting practices and the audits of financial statements. For this purpose, the Audit Committee has a charter (which is reviewed annually) and performs several functions. The Audit Committee:

•	evaluates the independence and performance of, and assesses the qualifications of, our independent auditor and engages such independent auditor;

•

approves the plan and fees for the annual audit, quarterly reviews, tax and other audit-related services and approves in advance any non-audit service and related fee to be provided by the independent auditor;

•	monitors the independence of the independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law;

•

reviews the financial statements to be included in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and reviews with management and the independent auditor the results of the annual audit and reviews of our quarterly financial statements;

•	oversees all aspects of our systems of internal accounting and financial reporting control and corporate governance functions on behalf of the board; and

•

provides oversight assistance in connection with legal, ethical and risk management compliance programs established by management and the board, including compliance with requirements of Sarbanes-Oxley and makes recommendations to the Board regarding corporate governance issues and policy decisions.

Nominating and Corporate Governance Committee

Our Board has a Nominating and Corporate Governance Committee composed of John J. Shea, William B. Stone and Thomas W. D’Alonzo. Mr. Shea serves as the chairman of the committee. The Nominating and Corporate Governance Committee is charged with the responsibility of reviewing our corporate governance policies and with proposing potential director nominees to the Board for consideration. The Nominating and Corporate Governance Committee met four times in 2013 and has a charter which is reviewed annually. All members of the Nominating and Corporate Governance Committee are independent directors as defined by the rules of the NASDAQ Stock Market. The Nominating and Corporate Governance Committee will consider director nominees recommended by security holders. To recommend a nominee please write to the Nominating and Corporate Governance Committee c/o Ernest R. De Paolantonio, BioDelivery Sciences International, Inc, 4131 ParkLake Ave., Suite #225, Raleigh, NC 27612. The Nominating and Corporate Governance Committee has established nomination criteria by which board candidates are to be evaluated. The Nominating and Corporate Governance Committee will assess all director nominees using the same criteria. During 2014, we did not pay any fees to any third parties to assist in the identification of nominees. During 2014, we did not receive any director nominee suggestions from stockholders.

In 2010, the Nominating and Corporate Governance Committee adopted a set of criteria by which it will seek to evaluate candidates to serve on our Board. The evaluation methodology includes a scored system based on criteria including items such as experience in the biotechnology sector, experience with public companies, executive managerial experience, operations and commercial experience, fundraising experience and contacts in the investment banking industry, personal and skill set compatibility with current board members, industry reputation, knowledge of our company generally, independence and ethnic and gender diversity. While diversity is considered as a board qualification criteria, it would not be weighted any more or less in an evaluation process than any other criteria. The established criteria do not distinguish board candidates based on whether the candidate is recommended by a stockholder of our company.

Compensation Committee

Our Board also has a Compensation Committee, which reviews or recommends the compensation arrangements for our management and employees and also assists the Board in reviewing and approving matters such as company benefit and insurance plans, including monitoring the performance thereof. The Compensation Committee has a charter (which is reviewed annually) and is composed of three members: Samuel P. Sears, Jr., William B. Stone and Charles J. Bramlage. Mr. Sears serves as chairman of this committee. The Compensation Committee met six times during 2014.

The Compensation Committee has the authority to directly engage, at our expense, any compensation consultants or other advisers as it deems necessary to carry out its responsibilities in determining the amount and form of employee, executive and director compensation. In 2014, the Compensation Committee engaged Radford, an AON Consulting Company, to obtain market data against which it has measured the competitiveness of our compensation programs. In determining the amount and form of employee, executive and director compensation, the Compensation Committee has reviewed and discussed historical salary information as well as salaries for similar positions at comparable companies. We paid consultant fees to Radford of $0.011 million in 2014.

Lead Director

On July 26, 2007, our Board created the position of Lead Director. Our Board designated William B. Stone, an existing director, as our Lead Director. Pursuant to the charter of the Lead Director, the Lead Director shall be an independent, non-employee director designated by our Board who shall serve in a lead capacity to coordinate the activities of the other non-employee directors, interface with and advise management, and perform such other duties as are specified in the charter or as our Board may determine.

Executive Chairman

On January 20, 2012, our Board, upon the recommendation of the Nominating and Corporate Governance Committee of the board, created the office of Executive Chairman of the Company and appointed Dr. Frank O’Donnell, then our Chairman of the Board, as Executive Chairman of our company. In taking such action, our board was intending to formally memorialize the role that Dr. O’Donnell has played with our company over the years.

As Executive Chairman of our company, Dr. O’Donnell acts as an officer and employee and, as such, performs his duties subject in all instances to the oversight of our Board and the power of our Board to approve all applicable corporation actions (which powers shall not be vested in the office of Executive Chairman). The Executive Chairman is not an “executive officer” (as defined in SEC Rule 3b-7) of our company as the role of the Executive Chairman by design is not an officer who performs a policy making function for our company. Rather, the Executive Chairman serves as a conduit between our board and our executive management team and is available to act as an advisor and consultant to our executive management team, with ultimate responsibility for development and implementation of our corporate policies being vested in our executive officers (Dr. Sirgo, Dr. Finn and Mr. De Paolantonio) under the supervision of our Board.

Subject to such other roles, duties and projects as may (consistent with the terms and provisions of our Amended and Restated Bylaws and the resolutions of our board that formed the office of Executive Chairman) be assigned by our board to the Executive Chairman, the primary responsibilities of the Executive Chairman are as follows:

1.	Chair annual and special board meetings and annual stockholder meetings and, subject to availability, attend meetings of the committees of the board;

2.	Provide overall board leadership and establish guiding principles for the board;

3.	Manage the affairs of the board and facilitate board action in such a way that strategic and policy decisions are fully discussed, debated and decided by the board;

4.	In cooperation with the President and Chief Executive Officer, ensure that our strategic orientation is defined and communicated to the board for its approval and that all material issues are dealt with by the board during the year;

5.	Ensure that the board has efficient communication channels regarding all material issues concerning the business and see to it that directors are informed about these issues;

6.	Act as a representative of the board and consult with board members outside the regularly scheduled meetings of the board and of board committees;

7.	Meet and confer as often as required with our President and Chief Executive Officer to ensure that there is efficient communication between the Executive Chairman, the President and Chief Executive Officer and board members;

8.	Offer advice and consultation to the President and Chief Executive Officer on the overall management of the business and affairs of our company as well as specific matters upon the request of the President and Chief Executive Officer;

9.	In consultation and partnership with the President and Chief Executive Officer, the Executive Chairman may act as our representative with business partners of our company; and

10.	At the request of the board or the President and Chief Executive Officer, and in consultation and partnership with the President and Chief Executive Officer, the Executive Chairman may be placed in charge of special corporate strategic initiatives or projects. The compensation of the Executive Chairman shall be determined from time to time by the Compensation Committee of the board in accordance with such committee’s charter and practice. In March 2012, the Compensation Committee of our board (with input from our outside compensation consultant) determined and approved that Dr. O’Donnell would receive compensation at a level equal to 50% of the President/CEO’s salary, cash bonus and options. The salary portion would begin on January 1, 2012 and the cash bonus and option portion would be determined in the first quarter of 2013, when, under normal circumstances, the company 2012 objectives would be evaluated. Because of the change in his compensation, Dr. O’Donnell will no longer receive cash retainers or option awards under the existing board of director remuneration program for his role as a member of our Board.

In 2014, Dr. O’Donnell received the following compensation for his service as Executive Chairman: $234,720 in cash compensation, $140,988 bonus, $1,296,013 in stock awards and $19,924 in benefits paid in 2014. We do not have a written employment or similar agreement with Dr. O’Donnell in connection with his service as our Executive Chairman.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors and executive officers and persons who beneficially own more than 10% of our common stock (referred to herein as the “reporting persons”) file with the SEC various reports as to their ownership of and activities relating to our common stock. Such reporting persons are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of copies of Section 16(a) reports and representations received by us from reporting persons, and without conducting any independent investigation of our own, in fiscal year 2014, all Forms 3, 4 and 5 were timely filed with the SEC by such reporting persons, except that: (i) a restricted stock grant issued to our director William B. Stone on August 12, 2014, was reported late on Form 5 filed on February 13, 2015, (i) a restricted stock grant issued to our director John J. Shea on August 12, 2014, was reported late on Form 5 filed on February 13, 2015, (iii) a restricted stock grant issued to our director Samuel P. Sears, Jr. on August 12, 2014, was reported late on Form 5 filed on February 13, 2015, (iv) a restricted stock grant issued to our director Thomas D’Alonzo on August 12, 2014, was reported late on Form 5 filed on

February 13, 2015, (v) a restricted stock grant issued to our director Barry I. Feinberg, on July 17, 2014, was reported late on Form 5 filed on February 13, 2015, (vi) a restricted stock grant issued to our director Charles J. Bramlage, on July 17, 2014, was reported late on Form 5 filed on February 13, 2015, (vii) a restricted stock grant issued to our President, Chief Executive Officer and director, Mark A. Sirgo, on February 22, 2014, was reported late on Form 5 filed on February 13, 2015, (viii) a restricted stock grant issued to our Executive Chairman Frank E. O’Donnell, on February 22, 2014, was reported late on Form 5 filed February 13, 2015, (ix) a restricted stock grant issued to our Executive Vice President Andrew L. Finn, on February 20, 2014, was reported late on Form 5 filed February 13, 2015 and (x) a restricted stock grant issued to our Chief Financial Officer, Secretary and Treasurer Ernest R. De Paolantonio, on February 22, 2014, was reported late on Form 5 filed on February 13, 2015.

Code of Ethics

We have adopted a code of ethics that applies to all employees, as well as each member of our Board. Our code of ethics is posted on our website, and we intend to satisfy any disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our code of ethics by posting such information on our website, www.bdsi.com. A copy of our code of ethics is also available in print, without charge, upon written request to 4131 ParkLake Ave., Suite #225 Raleigh, NC, 27612 Attn: Ernest R. De Paolantonio.

Audit Committee Report*

The Audit Committee of the Board (the “Audit Committee”) during 2014 was composed of the following three directors: William B. Stone, Samuel P. Sears, Jr. William S. Poole (through July 2014) and Barry I Feinberg (beginning in July 2014), each of whom was “independent” as defined by the rules of the NASDAQ Stock Market. Mr. Stone serves as chairman of the Audit Committee. The Board has adopted a written Audit Committee Charter, which was filed as Appendix A to the Company’s 2003 Proxy Statement, and was updated most recently in July 2014.

Management is responsible for the Company’s financial statements, financial reporting process and systems of internal accounting and financial reporting control. The Company’s independent auditor is responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report thereon. The Audit Committee’s responsibility is to oversee all aspects of the financial reporting process on behalf of the Board. The responsibilities of the Audit Committee also include engaging and evaluating the performance of the accounting firm that serves as the Company’s independent auditor.

The Audit Committee discussed with the Company’s independent auditor, with and without management present, such auditor’s judgments as to the quality, not just acceptability, of the Company’s accounting principles, along with such additional matters required to be discussed under the Statement on Auditing Standards No. 61, “Communication with Audit Committees.” The Audit Committee has discussed with the independent auditor, the auditor’s independence from the Company and its management, including the written disclosures and the letter submitted to the Audit Committee by the independent auditor as required by the Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”

In reliance on such discussions with management and the independent auditor, review of the representations of management and review of the report of the independent to the Audit Committee, the Audit Committee recommended (and the Board approved) that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. The Audit Committee and the Board have also, respectively, recommended and approved the selection of the Company’s current independent auditor, which approval is subject to ratification by the Company’s stockholders.

Submitted by:

Audit Committee of the Board of Directors

/s/ William B. Stone

/s/ Samuel P. Sears, Jr.

/s/ Barry I. Feinberg

*	The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

Compensation Committee Report*

Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) included in this proxy statement. Based on that review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in the proxy statement.

Submitted by:

The Compensation Committee of the Board of Directors

/s/ Samuel J. Sears Jr, Chairman

/s/ William B. Stone

/s/ Charles J. Bramlage

*	The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Compensation Discussion and Analysis

The Compensation Committee of our board of directors has the responsibility to review, determine and approve the compensation for our executive officers. Further, the Compensation Committee oversees our overall compensation strategy, including compensation policies, plans and programs that cover all employees.

We currently employ three executive officers, each of whom serves as a “Named Executive Officer” (or NEO) for purposes of SEC reporting: (1) Mark A. Sirgo, Pharm.D., our President and Chief Executive Officer (who we refer to in this Compensation Discussion and Analysis as our CEO); (2) Ernest R. DePaolantonio, CPA, MBA, our Secretary, Treasurer and Chief Financial Officer; and (3) Andrew L. Finn, Pharm.D., our Executive Vice President of Product Development.

This Compensation Discussion and Analysis sets forth a discussion of the compensation for our NEOs as well as a discussion of our philosophies underlying the compensation for our NEOs and our employees generally.

Objectives of Our Compensation Program

The Compensation Committee’s philosophy seeks to align the interests of our stockholders, officers and employees by tying compensation to individual and company performance, both directly in the form of salary or annual cash incentive payments, and indirectly in the form of equity awards. The objectives of our compensation program enhance our ability to:

•	attract and retain qualified and talented individuals; and

•	provide reasonable and appropriate incentives and rewards to our team for building long-term value within our company, in each case in a manner comparable to companies similar to ours.

In addition, we strive to be competitive with other similarly situated companies in our industry. The process of developing pharmaceutical products and bringing those products to market is a long-term proposition and outcomes may not be measurable for several years. Therefore, in order to build long-term value for our company and its stockholders, and in order to achieve our business objectives, we believe that we must compensate our officers and employees in a competitive and fair manner that reflects current company activities but also reflects contributions to building long-term value.

We utilize the services of the Radford Group, an AON consulting company (which we refer to herein as Radford), to review compensation programs of peer companies in order to assist the Compensation Committee in determining the compensation levels for our NEOs, as well as for other employees of our company. Radford is a recognized independent consulting company and services clients throughout the United States.

The companies that comprise our peer group are selected and reviewed no less frequently than biennially. The current peer group used to evaluate compensation for the fiscal year ended December 31, 2014 includes the following companies:

Company	Location
Aegerion Pharmaceuticals, Inc.	Cambridge, MA
AMAG Pharmaceuticals, Inc.	Waltham, MA
Arena Pharmaceuticals, Inc.	San Diego, CA
ARIAD Pharmaceuticals, Inc.	Cambridge, MA
Avanir Pharmaceuticals, Inc.	Aliso Viejo, CA
BioCryst Pharmaceuticals, Inc.	Durham, NC
Corcept Therapeutics Incorporated	Menlo Park, CA
CTI BioPharma Corp.	Seattle, WA
Depomed, Inc.	Newark, NJ
Dyax Corp.	Burlington, MA
Galena BioPharma, Inc.	Lake Oswego, OR
Halozyme Therapeutics, Inc.	San Diego, CA
Horizon Pharma plc	Dublin, Ireland
Hyperion Therapeutics, Inc.	Brisbane, CA
ImmunoGen, Inc.	Waltham, MA
Insys Therapeutics, Inc.	Phoenix, AZ
Ligand Pharmaceuticals, Inc.	La Jolla, CA
Momenta Pharmaceuticals, Inc.	Cambridge, MA
Orexigen Therapeutics, Inc.	La Jolla, CA
Osiris Therapeutics, Inc.	Columbia, MD
Pozen Inc.	Chapel Hill, NC
Raptor Pharmaceuticals Corp.	Novato, CA
Sucampo Pharmaceuticals, Inc.	Bethesda, MD
Supernus Pharmaceuticals, Inc.	Rockville, MD
Vanda Pharmaceuticals, Inc.	Rockville, MD

With respect to our employees and non-senior management, we will also take into consideration regional market data in determining appropriate compensation packages, and we have in the past relied on Radford to provide us with such data.

Elements of Our Compensation Program and Why We Chose Each

Main Compensation Components

Our company-wide compensation program, including for our NEOs, is broken down into three main components: base salary, performance cash bonuses and potential long-term compensation in the form of stock options or restricted stock units (RSUs). We believe these three components constitute the minimum essential elements of a competitive compensation package in our industry. We also have a Performance Long Term Incentive Plan for our NEOs and selected senior officers of our company.

Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of our NEOs as well as recognizing the competitive nature of the biopharmaceutical industry. This is determined partially by evaluating our peer companies as well as the degree of responsibility and experience levels of our NEOs and their overall contributions to our company. Base salary is one component of the compensation package for NEOs; the other components being cash bonuses, annual equity grants, a long-term incentive plan and company benefit programs. Base salary is determined in advance whereas the other components of compensation are awarded in varying degrees following an assessment of the performance of a NEO. This approach to compensation reflects the philosophy of our board of directors and its Compensation Committee to emphasize and reward, on an annual basis, performance levels achieved by our NEOs.

Performance Bonus Plan

We have a performance bonus plan under which bonuses are paid to our NEOs based on achievement of company performance goals and objectives established by the Compensation Committee and/or our board of directors as well as on individual performance. The bonus program is discretionary and is intended to: (i) strengthen the connection between individual compensation and our company’s achievements; (ii) encourage teamwork among all disciplines within our company; (iii) reinforce our pay-for-performance philosophy by awarding higher bonuses to higher performing employees; and (iv) help ensure that our cash compensation is competitive. Depending on the cash position of the company, the Compensation Committee and our board of directors have the discretion after consulting with the Chief Executive Officer to not pay cash bonuses in order that we may conserve cash and support ongoing development programs and commercialization efforts. Regardless of our cash position, we consistently grant annual merit-based stock options (and, more recently, RSUs) to continue incentivizing both our senior management and our employees.

Based on their employment agreements, each NEO is assigned a target payout under the performance bonus plan, expressed as a percentage of base salary for the year. Actual payouts under the performance bonus plan are based on the achievement of corporate performance goals and an assessment of individual performance, each of which is separately weighted as a component of such officer’s target payout. For the NEOs, the corporate goals receive the highest weighting in order to ensure that the bonus system for our management team is closely tied to our corporate performance. Each employee also has specific individual goals and objectives as well that are tied to the overall corporate goals. For employees, mid-year and end-of-year progress is reviewed with the employees’ managers.

Equity Incentive Compensation

We view long-term compensation, currently in the form of stock options and RSUs, generally vesting in annual increments over three years, as a tool to align the interests of our NEOs and employees generally with the creation of stockholder value, to motivate our employees to achieve and exceed corporate and individual objectives and to encourage them to remain employed by the company. While cash compensation is a significant component of employees’ overall compensation, the Compensation Committee and our board of directors (as well as our NEOs) believe that the driving force of any employee working in a small biotechnology company should be strong equity participation. We believe that this not only creates the potential for substantial longer term corporate value but also serves to motivate employees and retain their loyalty and commitment with appropriate personal compensation.

Performance Long Term Incentive Plan

In December 2012, in anticipation of the commencement of substantial revenue generation operations by means of product commercialization, the Compensation Committee approved the BDSI Performance Long Term Incentive Plan (which we refer to as the LTIP). The LTIP is designed as an incentive for our senior management (including our NEOs) to generate revenue for our company.

The LTIP consists of Restricted Stock Units (as defined under our 2011 Plan, and which we refer to as Performance RSUs) which are rights to acquire shares of our common stock. All Performance RSUs granted under the LTIP will be granted under our 2011 Plan (as the same may be amended, supplemented or superseded from time to time) as “Performance Compensation Awards” under such plan. The participants in the LTIP are either NEOs or senior officers of our company.

The term of the LTIP began with our fiscal year ended December 31, 2012 and lasts through our fiscal year ended December 31, 2019. The total number of Performance RSUs covered by the LTIP is 1,078,000, of which 978,000 were awarded in 2012 (and 95,000 in 2015). The Performance RSUs under the LTIP did not vest upon granting, but instead are subject to potential vesting each year over the 8 year term of the LTIP depending on the achievement of revenue by our company, as reported in our Annual Report on Form 10-K. During 2013 and 2014, 8,986 and 4,447 Performance RSUs vested, respectively. Performance RSUs will be valued on the day of issuance and will vest annually on the last day preceding the first open trading window after filing our Annual Report on Form 10-K based on the revenue achieved during the prior fiscal year as a proportion of the total cumulative revenue target for the entire term of the LTIP (which we call the Predefined Cumulative Revenue). Predefined Cumulative Revenue is a predefined aggregate revenue target for the entire term of the LTIP that was determined by the Compensation Committee in conjunction with our executive management. The Predefined Cumulative Revenue may be adjusted by the Compensation Committee upon the occurrence of extraordinary corporate events during the term of the LTIP (such as acquisitions by our company of revenue generating businesses or assets).

Other Compensation

In addition to the main components of compensation outlined above, we also provide contractual severance and/or change in control benefits to the NEOs as well as Dr. Niraj Vasisht, our Senior Vice President—Product Development and CTO, to Albert J. Medwar, our Vice President of Marketing and to David L. Acheson, our Vice President Sales and Managed Markets. James A. McNulty, our former Senior Vice President, Finance and Treasurer, retired from the Company as of December 31, 2014 and received contractual severance benefits as a condition of his retirement. The change in control benefits for all applicable persons have a “double trigger.” A double-trigger means that the executive officers will receive the change in control benefits described in the agreements only if there is both (1) a Change in Control of our company (as defined in the agreements) and (2) a termination by us of the applicable person’s employment “without cause” or a resignation by the applicable persons for “good reason” (as defined in the agreements) within a specified time period prior to or following the Change in Control. We believe this double trigger requirement creates the potential to maximize stockholder value because it prevents an unintended windfall to management as no benefits are triggered solely in the event of a Change in Control while providing appropriate incentives to act in furtherance of a change in control that may be in the best interests of the stockholders. We believe these severance or change in control benefits are important elements of our compensation program that assist us in retaining talented individuals at the executive and senior managerial levels and that these arrangements help to promote stability and continuity of our executives and senior management team. Further, we believe that the interests of our stockholders will be best served if the interests of these members of our management are aligned with theirs. We believe that providing change in control benefits lessens or eliminates any potential reluctance of members of our management to pursue potential change in control transactions that may be in the best interests of the stockholders. We also believe that it is important to provide severance benefits to members of our management, to promote stability and focus on the job at hand.

We also provide benefits to the executive officers that are generally available to all regular full-time employees of our company, including our medical and dental insurance, life insurance and a 401(k) match for all individuals who participate in the 401(k) plan. At this time, we do not provide any perquisites to any of our NEOs. Further, we do not have deferred compensation plans, pension arrangements or post-retirement health coverage for our executive officers or employees. All of our employees not specifically under contract are “at-will” employees, which means that their employment can be terminated at any time for any reason by either us or the employee. Our NEOs (as well as certain of our senior managers) have employment agreements that provide lump sum compensation in the event of their termination without cause or, under certain circumstances, upon a Change of Control.

Determination of Compensation Amounts

A number of factors impact the determination of compensation amounts for our NEOs, including the individual’s role in the company and individual performance, length of service with the company, competition for talent, individual compensation package, assessments of internal pay equity and industry data. Stock price performance has generally not been a factor in determining annual compensation because the price of our common stock is subject to a variety of factors outside of our control.

Industry Survey Data

In collaboration with Radford, we establish and maintain a list of peer companies to best assure ourselves that we are compensating our executives on a fair and reasonable basis, as set forth above under the heading “Objectives of our Compensation Program.” We also utilize Radford-prepared data for below-executive level personnel, which data focuses on similarly-sized life science companies in the Southeastern region of the United States. The availability of peer data is used by the Compensation Committee strictly as a guide in determining compensation levels with regard to salaries, cash bonuses and performance related annual equity grants to all employees. However, the availability of this data does not imply that the Compensation Committee is under any obligation to exactly follow peer companies in compensation matters.

Determination of Base Salaries

As a guideline for NEO base salary, we perform formal benchmarks against respective comparable positions in our established peer group. Our guideline is to set targeted NEO salary ranges between the 25th and 50th percentile for comparable positions within our peer group. We then adjust salaries based on our assessment of our NEOs’ levels of responsibility, experience, overall compensation structure and individual performance. The Compensation Committee has the discretion if it believes circumstances warrant, to go above the 50th percentile of the peer group. The Compensation Committee is not obliged to raise salaries purely on the availability of data. Merit-based increases to salaries of executive officers are based on our assessment of individual performance and the relationship to applicable salary ranges. Cost of living adjustments may also be a part of that assessment. The Compensation Committee, in recent years, has tended to maintain cash compensation levels at or near the 50th percentile but to exceed that level in determining equity compensation. The emphasis on equity compensation reflects the Committee’s objective, given that we are only presently engaging in revenue generating operations, to preserve cash in a prudent manner and yet reward personnel for outstanding performance.

Performance Bonus Plan

Concurrently with the beginning of each calendar year, preliminary corporate goals that reflect our business priorities for the coming year are prepared by the CEO with input from the other executive officers. These goals are weighted by relative importance. The draft goals and proposed weightings are presented to the Compensation Committee and the Board and discussed, revised as necessary, and then approved by our board of directors. The Compensation Committee then reviews the final goals and their weightings to determine and confirm their appropriateness for use as performance measurements for purposes of the bonus program. The goals and/or weightings may be re-visited during the year and potentially restated in the event of significant changes in corporate strategy or the occurrence of significant corporate events. Following the agreement of our board of directors on the corporate objectives, the goals are then shared with all employees in a formal meeting(s), and are reviewed periodically throughout the year at monthly staff meetings and quarterly board of director meetings.

The performance bonus plan for our executive officers and employees in 2014 was adopted by the Compensation Committee in January 2009. The plan sets forth target bonus opportunities, as a percentage of salary, based on the level of responsibility of the position, ranging up to 60% of salary for our CEO, and up to 40% of salary for our NEOs and up to 30% of salary for certain other officers. In setting these percentages, the Compensation Committee determined that the above percentages were reasonable and in line with our peer group. Each employee has the opportunity to achieve up to 100% of his targeted amount, depending on how corporate goals and objectives are achieved, with variances on an “employee by employee” basis to be determined by our CEO in conjunction with the employees’ direct report as applicable.

Determination of Equity Incentive Compensation

To assist us in assessing the reasonableness of our equity grant amounts, historically we have reviewed Radford supplied information and, prior to Radford, we used information supplied by Equilar. Such information included equity data from a cross-section of the companies in the above-mentioned surveys. Initial, on-hire stock option grant amounts have generally been targeted at the 25th to 50th percentile for that position or similar industry position, adjusted for internal equity, experience level of the individual and the individual’s total mix of compensation and benefits provided in his or her offer package. Initial on-hire grants typically vest over three years.

In granting equity awards for years prior to 2014, the Compensation Committee utilized a methodology that computes the financial value of the equity granted, applying, as a general guideline, a peer group percentile (up to the 50th percentile for years up to and including 2012, and the 75th percentile for 2013). For 2014, for NEOs and other officers, the Compensation Committee utilized a methodology, based upon Radford supplied peer group data, that computes the number of RSUs granted as a percentage of outstanding common stock, again generally referencing the 75th percentile. For two NEOs and three other officers, however, the Committee granted awards for 2014 which exceed the 75th percentile. See “Special Equity Awards” under “2014 Compensation Decisions” below.

The change in calculation methodologies described above resulted in the issuance for 2014 of a higher number of RSUs, and therefore a higher financial value, than if the financial value methodology were used. The Compensation Committee believes that this change in methodology was warranted and is appropriate in light of the performance of the NEOs and other executives in 2014.

Equity Grant Practices

All stock options and/or RSUs granted to the NEOs and other executives are approved by the Compensation Committee. Exercise prices for options are set using a 30-day volume weighted average price method, which we define as the closing price of our common stock on the Nasdaq Capital Market on the trading day of the date of grant and the 30 trading days preceding that date. RSU grants are valued on the day of issuance and are vested on the last day preceding an open window after filing our annual report for equity trading. These RSU’s will vest annually in one-third increments on the last day preceding an open window after filing our annual report for equity trading for company employees. Grants are generally made: (i) on the employee’s start date and (ii) at board of director meetings held each January and following annual performance reviews. However, grants have been made at other times during the year. The size of year-end grants for each NEO is assessed against our internal equity guidelines. Current market conditions for grants for comparable positions and internal equity may also be assessed. Also, grants may be made in connection with promotions or job related changes in responsibilities. In addition, on occasion, the Compensation Committee may make additional special awards for extraordinary individual or company performance.

Compensation Setting Process

At the January meetings of our board of directors and the Compensation Committee, overall corporate performance and relative achievement of the corporate goals for the prior year are assessed. The relative achievement of each goal is assessed and quantified and the summation of the individual components results in a corporate goal rating, expressed as percentages. The Compensation Committee then approves the final disbursement of salary increases, cash bonuses and option or RSU grants.

Also near the end of the year, the CEO evaluates the individual performance of each NEO (other than himself) and provides the Compensation Committee with an assessment of the performance of such NEO. In determining the individual performance ratings of the NEOs, we assess performance against a number of factors, including each NEO’s relative contributions to our corporate goals, demonstrated career growth, level of performance in the face of available resources and other challenges, and the respective officer’s department’s overall performance. This assessment is conducted in a holistic fashion, in contrast to the summation of individual components as is done to arrive at the corporate goal rating.

Following a qualitative assessment of individual NEO’s performance, our policies provide guidelines for translating this performance assessment into a numerical rating. Both the initial qualitative assessment and the translation into a numerical rating are made by the Compensation Committee on a discretionary basis. We believe that conducting a discretionary assessment for the individual component of the NEOs’ performance provides for flexibility in the evaluation of our NEOs and their adaptability to addressing potential changes in company priorities throughout the year.

The Compensation Committee looks to the CEO’s performance assessments of the other NEOs and his recommendations regarding a performance rating for each, as well as input from the other members of our board of directors. These recommendations may be adjusted by the Compensation Committee prior to finalization. For the CEO, the Compensation Committee evaluates his performance, taking into consideration input from the other members of our board of directors, and considers the achievement of overall corporate objectives by both the CEO specifically and the company generally. The CEO is not present during the Compensation Committee’s deliberations regarding his compensation.

The CEO also presents any recommended changes to base salary and recommendations for an annual equity grant amount, referencing the equity guidelines, for each of the NEOs (other than himself).

The Compensation Committee has the authority to directly engage, at our company’s expense, any compensation consultants or other advisors (such as Radford) that it deems necessary to determine the amount and form of employee, executive and director compensation. In determining the amount and form of employee, executive and director compensation, the Compensation Committee has reviewed and discussed historical salary information as well as salaries for similar positions at comparable companies. However the availability of this data does not imply that the Compensation Committee is under any obligation to exactly follow peer companies’ compensation practices.

We paid consultant fees to Radford of $0.011 million in 2014. NEOs may have indirect input in the compensation results for other executive officers by virtue of their participation in the performance review and feedback process for the other executive officers.

2014 Compensation Decisions

General Assessment of Management Performance in 2014

The Compensation Committee and our board of directors conducted the performance and compensation review for 2014 during January 2015. In assessing our performance towards the achievement of stated corporate goals for the year, the Compensation Committee and the Board agreed that the results, when compared to the objectives, were 100% achieved. There were many critical goals that needed to be addressed and followed with critical attention to detail throughout the year, and our company was able to achieve those goals.

The primary focus of management and employees in 2014 was (1) with respect to BUNAVAIL®, continuing the product developmental process, successfully obtaining U.S. Food and Drug Administration (“FDA”) approval, and developing the administrative and personnel infrastructure, in conjunction with external, contracted resources, for the launch of market sales, (2) continuing the development, in conjunction with our partner Endo of our BELBUCA™ chronic pain program, and (3) continuing the development of our Clonidine Topical Gel product for Painful Diabetic Neuropathy. Additional potential goals set at the beginning of 2014 also included the acquisition or in-licensing of additional product opportunities.

With respect to BUNAVAIL®: We completed key clinical studies; provided timely responses to the FDA regarding our New Drug Application (“NDA”) submission, obtaining FDA approval in June; made satisfactory arrangements for product manufacturing to support a market launch in the fourth quarter; developed a comprehensive product launch plan which included, in association with Quintiles, our contract sales organization, the recruitment of a dedicated sales force, the engagement of appropriate marketing resources, the hiring of additional in-house management and administrative personnel, and the development of several marketing programs; and commenced a nation-wide product launch in November.

With respect to our chronic pain program BELBUCA™, we successfully completed several clinical studies, and assisted our partner Endo in the preparation of an NDA, resulting in the submission of the NDA in December 2014, which was accepted for filing in February 2015.

With respect to Clonidine Topical Gel, we initiated in the first quarter a 240-person Phase 3 clinical study and completed an interim data analysis in the fourth quarter, initiated a long-term safety study, and identified, and worked with, manufacturing resources to assure future commercial product availability. The Phase 3 study also completed patient enrollment on schedule.

Other notable achievements in 2014 included: a $60 million equity financing on favorable terms; continuing success in the protection and enhancement of our intellectual property with additional company patent applications and several favorable court and U.S. Patent Office rulings; the consolidation of our financial and accounting operations at our Raleigh, North Carolina, headquarters and the implementation of appropriate accounting systems and protocols in anticipation of the commercial marketing and sales of BUNAVAIL®; and the licensing to the company by Evonik of a development-stage, buprenorphine depot injection product.

2014 Cash Bonus Calculations

Our performance bonus plan for 2014 provided for target payouts to all employees expressed as a percentage of base salary. For our CEO, the target bonus opportunity was 60% of base salary, for our Chief Financial Officer it was 35% of base salary, and for our Executive Vice President of Product Development it was 40% of base salary.

Our board of directors and its Compensation Committee concluded that the achievements described above, which reflect the efforts of all our employees, including the NEOs, constituted the attainment by the company of 100% of its 2014 corporate goals and therefore awarded 100% payment of performance cash bonuses. The cost of all such bonuses was approximately $1.6 million.

2014 Equity Awards

In February 2015, equity awards for performance in 2014 were granted to nine corporate officers (including our NEOs) in the form of RSUs. Five of these officers, including two NEOs, all of whom have served the company in high-level management positions from the early stages of the company’s development, were granted special awards, as will be described below under the heading “Special Equity Awards.” The other four officers were granted RSUs based upon the 75th percentile of the company’s peer group, as measured by the number of shares awarded as a percentage of total outstanding shares of common stock awarded. The RSUs awarded to the nine officers vest annually in one-third equal increments beginning one year after the date of grant. The total amount of the RSUs awarded is 2,102,615 having an approximate value of $30.3 million.

All other employees of the company (excluding only certain recently-hired persons) were granted stock options priced at the 30-day volume weighted average price of our common stock as of the close the market on February 23, 2015. The amount of options granted was based upon the 50-75th percentile of our peer group, as measured by the salary of the recipient. All options vest annually in one-third equal increments beginning one year after the date of grant. The total amount of options awarded was 77,357, having an approximate value of $1.1 million.

Individual Performance and Compensation of the President and CEO

Dr. Sirgo’s base salary in 2014 of $479,357 had been established in July 2013, effective January 1, 2014, and has been increased by the Compensation Committee to $550,000, effective January 1, 2015. His 2015 salary is approximately at the 50th percentile of the company’s peer group and therefore is consistent with the company’s compensation philosophy.

For 2014, the Compensation Committee acted to compensate Dr. Sirgo in an appropriate manner for his long-standing leadership of the company resulting in several notable achievements during the year, in particular: FDA approval of BUNAVAIL® following years of development; the building of an organization of sales, marketing and related administrative staffs and external resources to support the company’s launch of BUNAVAIL® into the marketplace; working with the company’s partner Endo to achieve the NDA submission of BELBUCA™ in December 2014; his continuing exemplary relationship with the investment community and company shareholders; the in-licensing of a new product opportunity in the form of our buprenorphine depot injection, a successful $60 million equity financing; and his overall advancement of the company’s short and long-term objectives. Consequently, in addition to the above-mentioned increase in base salary, the Committee awarded Dr. Sirgo 100% of his cash target bonus (60% of base salary), one-half of which was paid in July 2014, and a significant equity award, which is described below under “Special Equity Awards.”

Individual Performance and Compensation of the Chief Financial Officer

Mr. De Paolantonio, who joined our company in October 2013, received a base salary of $300,000 in 2014, which was increased to $350,000, effective January 1, 2015. In assessing Mr. De Paolantonio’s 2014 performance, the Compensation Committee concluded that he had done an outstanding job in the following areas: the consolidation of accounting and financial functions, which previously had been divided between company offices in Tampa, Florida, and company headquarters in Raleigh, North Carolina, to the company headquarters in Raleigh; his leadership and expertise in developing appropriate accounting systems and controls with respect to the commencement of commercial operations with the market launch of BUNAVAIL®, which began in November, 2014; his assistance to the CEO with respect to company financings; and his management of accounting, budget and forecasting functions. The Compensation Committee therefore acted to increase his base salary, as set forth above, to approve payment to him of 100% of his cash target bonus, one-half of which was paid in July 2014, and to award to him 103,175 RSUs. His 2015 salary and cash bonus are at the 50th percentile of the company’s peer group and his equity award is at the 75th percentile.

Individual Performance and Compensation of the Executive Vice President-Product Development

Dr. Finn’s base salary in 2014 of $324,000 had been established in July 2014, effective January 1, 2014, and has been increased by the Compensation Committee to $375,000, effective January 1, 2015. His 2015 salary is approximately at the 50th percentile of the company’s peer group and therefore is consistent with the company’s compensation philosophy.

For 2014, the Compensation Committee acted to compensate Dr. Finn in an appropriate manner for his long-standing management of the company’s drug development activities which is exemplified by the FDA approval of BUNAVAIL® in June 2014, and, additionally, for the following: the advancement, in association with the company’s partner Endo of the development of BELBUCA™ leading to FDA acceptance in February 2015 of an NDA submission the continuing development of the company’s Clonidine Topical Gel product for Painful Diabetic Neuropathy; and the acquisition from Evonik of licensing and development rights to a buprenorphine depot injection product opportunity. Consequently, in addition to the above-mentioned increase in base salary, the Compensation Committee awarded Dr. Finn 100% of his cash target bonus (40% of base salary), one-half of which was paid in July, 2014, and a significant equity award, which is described below under “Special Equity Awards.”

Special Equity Awards

In February, 2015, equity awards which are significantly higher when compared to prior years were granted for 2014 to two NEOs, Mark A. Sirgo, our CEO (800,000 RSUs), and Andrew L. Finn, our Executive Vice President (400,000 RSUs), and to three other officers (an aggregate of 720,000 shares). We refer in this section to such five officers as the Awardees. The financial value to the Awardees of these special equity awards is well above the 100th percentile of the company’s peer group; however, the Compensation Committee considered these awards in light of the significant corporate achievements during 2014 as well as in the context of the company’s “gross equity burn rate” and “equity overhang”, each of which is discussed further below. These awards followed discussions initiated in early October 2014, among the Chairman of the Compensation Committee, the CEO, and the Executive Chairman of the Board of Directors. Those discussions focused on the following considerations:

•

Company performance in 2014 culminated the realization of strategic objectives first established over ten years earlier and the progression of the company from a predominantly research and development enterprise to one launching its first commercial product.

•	These achievements were attained notwithstanding an especially low number of company personnel throughout the ten-year period (consistently below 25) when compared to its peer group.

•

In 2014, BUNAVAIL® was approved by the FDA for the maintenance treatment of opioid addiction with a subsequent product launch in November with the Company’s own sales force; two pivotal efficacy trials for BELBUCA™ for chronic pain were completed and met their endpoints, with a subsequent NDA submission in December and the receipt of $20 million in milestone payments from the Company’s commercial partner Endo; patient enrollment in a Phase 3 clinical trial for Clonidine Topical Gel was completed; the Company in-licensed a new product opportunity (buprenorphine depot injection); and the Company completed a $60 million equity offering on favorable terms.

•

Each of the Awardees had served the Company during that ten-year period, except one who joined the Company in 2007. Because of the three-year vesting provisions of RSUs, the special awards will likely act as a strong incentive for those executives to remain with the Company during a critical stage of transition from product development only to product commercialization.

•	During the years before 2012, Company executives received equity awards well below peer group levels.

•

The market capitalization of the Company and shareholder value of the Company has increased significantly since 2011 and yet the Awardees had not benefited to the extent they would have if equity grants had been at peer-group levels in the years before 2012.

The matter of these special equity awards was first discussed among the Compensation Committee members in mid-October, 2014, and the matter was further discussed by the entire board of directors at its October 2014, meeting, at which time there was a broad consensus that special awards were appropriate provided no adversely material events were to occur prior to a final decision to be made in early 2015. The matter was again discussed by the Compensation Committee and the board of directors at their late January 2015 meetings.

In February 2015, prior to voting upon the proposed special equity awards, the Compensation Committee evaluated the awards in the context of guidelines issued by Institutional Shareholder Services (“ISS”), a widely recognized provider of corporate governance solutions to the global financial community. In particular, the Committee examined the company’s “gross equity burn rate” (defined as total options and RSUs granted divided by the weighted-average total common shares). The gross equity burn rate for 2015 is projected to be 4.4%, compared to 3.2% in 2014, and the three-year average gross burn rate for 2013 to 2015 is projected to be 3.8%, compared to 3.3% for 2012-2014. The 75th percentile among the company’s peer group is a 5.6% one-year gross burn rate and a 5.5% three-year average gross burn rate. The ISS three-year average gross burn rate maximum is 6.7% for pharmaceutical and biotech companies listed on the Russell 3000, which includes the company.

The Compensation Committee also examined the company’s “issued equity overhang” (defined as total options and RSUs outstanding divided by total common shares issued and outstanding). At December 31, 2014, the company’s issued equity overhang was 9.65% which increased to 13.9% at February 28, 2015, still well below the 75th percentile among the company’s peer group which is 19.9%.

Consequently, the company’s gross equity burn rate and issued equity overhang, as affected by the 2014 awards to the Awardees, was still well below the 75th percentile of the company’s peer group and, in the case of its gross burn rate, well within ISS guidelines.

Taking into account all of the factors recited above, on February 23, 2015, the Compensation Committee unanimously acted by written consent to grant the special equity awards to the Awardees.

Accounting and Tax Considerations

ASC 718. On January 1, 2006, we began accounting for share-based payments in accordance with the requirements of Accounting Standards Codification 718 (ASC 718), Share-Based Payments. To date, the adoption of ASC 718 has not impacted our stock option granting practices.

Internal Revenue Code Section 162(m). At this time, we do not have a policy to factor in limitations into the determination of base salary or bonus amounts under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”) because the aggregate salary and bonus payments for each individual have historically been below the $1,000,000 deductibility limitation contained in Section 162(m). We have proposed an amendment to our 2011 Plan, a description of which is included in this Notice and Proxy Statement, to require that no individual may be granted awards under the 2011 Plan for more than 1,200,000 shares of Common Stock in the aggregate, or payable in cash in an amount exceeding $2,200,000 in the aggregate. We believe that amending this provision of our 2011 Plan is sufficient to comply with the requirements of Section 162(m).

Section 409A. Section 409A of the Internal Revenue Code of 1986, as amended generally changes the tax rules that affect most forms of deferred compensation that were not earned and vested prior to 2005. Under Section 409(A), deferred compensation is defined broadly and may potentially cover compensation arrangements such as severance or change in control pay outs and the extension of the post-termination exercise periods of stock options. We take Code Section 409A into account, where applicable, in determining the timing of compensation paid to our executive officers.

Code Sections 280G and 4999. Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (Code Sections 280G and 4999) limit our ability to take a tax deduction for certain “excess parachute payments” (as defined in Code Sections 280G and 4999) and impose excise taxes on each NEO who receives “excess parachute payments” in connection with his or her severance from our company in connection with a change in control. We consider the adverse tax liabilities imposed by Code Sections 280G and 4999, as well as other competitive factors, when structuring post-termination compensation payable to our executive officers and generally provide a mechanism for a “better after tax” result for the NEO, which we believe is a reasonable balance between our interests, on the one hand, and the executive’s compensation on the other.

Compensation Risk Assessment

In reviewing our compensation policy and practices for its NEOs as well as for other employees, the Compensation Committee evaluated whether any unnecessary risk-taking was associated with our compensation policies. The Compensation Committee did not identify any risks arising from our compensation policies and practices reasonably likely to have a material adverse effect on our company.

Compensation Committee Independence

All members of the Compensation Committee are independent directors and do not have any formal ties or relationship with any members of management or their relatives.

Executive Compensation

The following table sets forth all compensation paid to our named executive officers at the end of the fiscal years ended December 31, 2014, 2013 and 2012. Individuals we refer to as our “named executive officers” include our Chief Executive Officer and our most highly compensated executive officers whose salary and bonus for services rendered in all capacities exceeded $100,000 during the fiscal year ended December 31, 2014.

Name and principal position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(14)		Option Awards ($)(14)	Non-Equity Incentive Plan Compen- sation ($)	Nonqualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)		Total ($)
Mark A. Sirgo, Pharm.D. President, Chief Executive Officer and Director	2014	$469,441	$281,976	(1)	$2,591,977	(2)	—	—	—	$33,286	(3)	$3,376,680
	2013	$462,734	$276,552		$1,760,708	(4)	—	—	—	$23,849	(5)	$2,523,843
	2012	$435,612	$184,842		—		$116,709	—	—	$48,940	(6)	$786,103

Ernest R. De Paolantonio, CPA MBA Chief Financial Officer, Secretary and Treasurer(7)	2014	$294,231	$76,664	(8)	$227,054	(2)	—	—	—	$33,716	(9)	$631,665
	2013	$61,154	—		—		$213,870	—	—	—		$275,024
	2012	—	—		—		—	—	—	—		—

Andrew L. Finn, Pharm.D. Executive VP of Product Development	2014	$307,013	$127,140	(10)	$1,365,995	(2)	—	—	—	$38,958	(11)	$1,839,106
	2013	$313,514	$124,680		$672,961	(4)	—	—	—	$28,185	(12)	$1,139,340
	2012	$296,785	$87,900		—		$73,684	—	—	$36,755	(13)	$495,124

(1)	The bonus disclosed in this item of $281,976 includes $138,276 related to 2013, but was contingent upon board approval, which occurred January 2014.
(2)	The stock awards disclosed in this item consists of unvested executive RSU grants during 2014, which will vest in equal amounts over three years, and vested RSUs as issued during 2014 from the LTIP.
(3)	Includes: Vacation payout of $11,076, $7,825 of health insurance premiums paid and 401(k) matching of $14,385 paid in 2014.
(4)	The stock awards disclosed in this item consists of unvested executive RSU grants during 2013, which will vest in equal amounts over three years, and vested RSUs as issued during 2013 from the LTIP.
(5)	Includes: $9,392 of health insurance premiums paid and 401(k) matching of $14,457 paid in 2013.
(6)	Includes: Vacation payout of $26,618, $9,822 of health insurance premiums paid and 401(k) matching of $12,500 paid in 2012.
(7)	Ernest R. DePaolantonio was hired as Chief Financial Officer on October 9, 2013
(8)	The bonus disclosed in this item of $76,664 includes $24,164 related to 2013, but was contingent upon board approval, which occurred January 2014.
(9)	Includes: $18,099 of health insurance premiums paid, 401(k) matching of $11,417 and $4,200 of relocation expenses paid in 2014.
(10)	The bonus disclosed in this item of $127,140 includes $62,340 related to 2013, but was contingent upon board approval, which occurred January 2014.
(11)	Includes: Vacation payout of $6,585, $9,810 of health insurance premiums paid and 401(k) matching of $22,563 paid in 2014.
(12)	Includes: $9,392 of health insurance premiums paid and 401(k) matching of $18,793 paid in 2013.
(13)	Includes: Vacation payout of $13,894, $10,361 of health insurance premiums paid and 401(k) matching of $12,500 paid in 2012.
(14)

The reported amounts represent the aggregate grant date fair value of the awards computed in accordance with Financial Accounting Standards Board Account Standards Codification Topic 718, Stock Compensation, as modified or supplemented, or FASB ASC Topic 718.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

Except as set forth below, we currently have no written employment agreements with any of our officers, directors, or key employees. All directors and officers have executed confidentiality and noncompetition agreements with us.

The following is a description of our current executive employment agreements:

Mark A. Sirgo, Pharm.D., President and Chief Executive Officer—Dr. Sirgo’s current employment agreement, dated February 22, 2007, as amended, is subject to successive, automatic one-year extensions unless either party gives notice of non-extension to the other party at least 30 days prior to the end of the applicable term. The agreement includes a base salary, target bonus of up to 50% of his base salary (which was subject to modification with the approval of our Compensation Committee and is now 60%), and other employee benefits. Under the terms of his agreement, Dr. Sirgo received base salary in 2014 of $469,441 per year and a bonus of $281,976, which bonus was composed of $138,276 related to 2013 and $143,700 related to 2014 performance.

We may terminate Dr. Sirgo’s employment agreement without cause and Dr. Sirgo may resign upon 30 days advance written notice. We may immediately terminate Dr. Sirgo’s employment agreement for Good Cause (as defined in the agreement). Upon the termination of Dr. Sirgo’s employment for any reason, Dr. Sirgo will continue to receive payment of any base salary earned but unpaid through the date of termination and any other payment or benefit to which he is entitled under the applicable terms of any applicable company arrangements. If Dr. Sirgo is terminated during the term of the employment agreement other than for Good Cause (as defined in the employment agreement), or if Dr. Sirgo terminates his employment for Good Reason (as defined in the employment agreement), Dr. Sirgo is entitled to a lump sum severance payment equal to 1 times the sum of his annual base salary plus a pro-rata annual bonus based on his target annual bonus. In the event that such termination is within six months following a Change of Control (as defined in the employment agreement), the lump sum paid to Dr. Sirgo will equal the sum of his then current annual base salary plus an amount equal to fifty percent (50%) of his then current annual base salary, multiplied by 2. In addition, Dr. Sirgo’s employment agreement will terminate prior to its scheduled expiration date in the event of Dr. Sirgo’s death or disability.

Dr. Sirgo’s employment agreement also includes a 2 year non-competition and non-solicitation and confidentiality covenants on terms identical to the existing employment agreement. Under the terms of this agreement, he is also entitled to the following benefits: medical, dental and disability and 401(k).

Ernest R. De Paolantonio, CPA, MBA, Chief Financial Officer, Secretary and Treasurer—Mr. De Paolantonio’s current employment agreement, dated October 1, 2013 includes a base salary of $300,000, target bonus of up to 35% of his base salary (which is subject to modification by our Compensation Committee), and other employee benefits. Under the terms of his agreement, Mr. De Paolantonio received base salary in 2014 of $294,231 per year and a bonus of $76,664, which bonus was composed of $24,164 related to 2013 and $52,500 related to 2014 performance.

We may terminate Mr. De Paolantonio’s employment agreement without cause and Mr. De Paolantonio may resign without notice. We may immediately terminate Mr. De Paolantonio’s employment agreement for Good Cause (as defined in the agreement). Upon the termination of Mr. De Paolantonio’s employment for any reason, Mr. De Paolantonio will continue to receive payment of any base salary earned but unpaid through the date of termination and any other payment or benefit to which he is entitled under the applicable terms of any applicable company arrangements. If Mr. De Paolantonio is terminated during the term of the employment agreement other than for Good Cause (as defined in the employment agreement), or if Mr. De Paolantonio terminates his employment for Good Reason (as defined in the employment agreement), Mr. De Paolantonio is entitled to a lump sum severance payment equal to 1 times the sum of his annual base salary. In the event that such termination is within six months following a Change of Control (as defined in the employment agreement), the lump sum paid to Mr. De Paolantonio will equal to 1 times the sum of his then current annual base salary. In addition, Mr. De Paolantonio’s employment agreement will terminate prior to its scheduled expiration date in the event of Mr. De Paolantonio’s death or disability.

Andrew L. Finn, Pharm.D., Executive Vice President of Product Development—Dr. Finn’s current employment agreement, dated February 22, 2007, as amended, is subject to successive, automatic one-year extensions unless either party gives notice of non-extension to the other party at least 30 days prior to the end of the applicable term. The agreement includes a base salary, target bonus of up to 50% of his base salary (which was subject to modification with the approval of our Compensation Committee and is now 40%), and other employee benefits. Under the terms of his agreement, Dr. Finn received base salary in 2014 of $307,013 per year and a bonus of $127,140, which bonus composed of $62,340 related to 2013 and $64,800 related to 2014 performance.

We may terminate Dr. Finn’s employment agreement without cause and Dr. Finn may resign upon 30 days advance written notice. We may immediately terminate Dr. Finn’s employment agreement for Good Cause (as defined in the agreement). Upon the termination of Dr. Finn’s employment for any reason, Dr. Finn will continue to receive payment of any base salary earned but unpaid through the date of termination and any other payment or benefit to which he is entitled under the applicable terms of any applicable company arrangements. If Dr. Finn is terminated during the term of the employment agreement other than for Good Cause (as defined in the employment agreement), or if Dr. Finn terminates his employment for Good Reason (as defined in the employment agreement), Dr. Finn is entitled to a lump sum severance payment equal to 1 times the sum of his annual base salary plus a pro-rata annual bonus based on his target annual bonus. In the event that such termination is within six months following a Change of Control (as defined in the employment agreement), the lump sum paid to Dr. Finn will equal the sum of his then current annual base salary plus an amount equal to fifty percent (50%) of his then current annual base salary, multiplied by 1.5. In addition, Dr. Finn’s employment agreement will terminate prior to its scheduled expiration date in the event of Dr. Finn’s death or disability.

Dr. Finn’s employment agreement also includes a 2 year non-competition and non-solicitation and confidentiality covenants on terms identical to the existing employment agreement, except that if Dr. Finn’s employment is terminated upon a Change of Control, the non-competition period will be 18 months. Under the terms of this agreement, he is also entitled to the following benefits: medical, dental and disability and 401(k).

Outstanding equity awards

The following table summarizes outstanding unexercised options, unvested stocks and equity incentive plan awards held by each of our name executive officers, as of December 31, 2014.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Prices ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not vested (#)
Mark A. Sirgo, Pharm.D	—	—		—	—	—	—	—	369,849	(3)	$4,445,585
	—	—		—	—	—	—	—	280,000	(4)	$3,365,600
									290,511	(5)	$3,491,942
	33,026	—		—	$1.96	2/15/22	—	—	—		—
	30,280	15,141	(1)	—	$1.78	2/9/22	—	—	—		—
	25,000	—		—	$3.47	7/20/21	—	—	—		—
	22,369	—		—	$3.55	2/25/21	—	—	—		—
	25,000	—		—	$2.26	7/21/20	—	—	—		—
	34,265	—		—	$2.43	7/21/20	—	—	—		—
	37,348	—		—	$3.90	1/21/20	—	—	—		—
	25,000	—		—	$5.40	7/22/19	—	—	—		—
	100,000	—		—	$4.83	4/30/19	—	—	—		—
	9,175	—		—	$3.05	1/22/19	—	—	—		—
	13,661	—		—	$2.01	7/24/18	—	—	—		—
	48,448	—		—	$2.85	1/31/18	—	—	—		—
	20,000	—		—	$4.13	7/25/17	—	—	—		—
	434,000	—		—	$6.63	4/13/17	—	—	—		—
	45,891	—		—	$2.42	1/26/17	—	—	—		—
	49,000	—		—	$3.03	12/1/15	—	—	—		—
	20,000	—		—	$2.94	8/22/15	—	—	—		—

Ernest R. De Paolantonio, CPA MBA	—	—		—	—	—	—	—	25,598	(4)	$307,688
	18,553	37,106	(2)	—	$5.39	10/17/23	—	—	—		—

Andrew L. Finn, Pharm.D	—	—		—	—	—	—	—	133,146	(3)	$1,600,415
	—	—		—	—	—	—	—	107,067	(4)	$1,286,945
									153,387	(5)	$1,843,712
	18,128	—		—	$1.96	2/15/22	—	—	—		—
	20,776	10,389	(1)	—	$1.78	2/9/22	—	—	—		—
	15,348	—		—	$3.55	2/25/21	—	—	—		—
	20,873	—		—	$2.43	7/21/20	—	—	—		—
	22,751	—		—	$3.90	1/21/20	—	—	—		—
	7,439	—		—	$3.05	1/22/19	—	—	—		—
	33,231	—		—	$2.01	7/24/18	—	—	—		—
	39,282	—		—	$2.85	1/31/18	—	—	—		—
	100,000	—		—	$6.63	4/13/17	—	—	—		—
	37,209	—		—	$2.42	1/26/17	—	—	—		—

(1)	These unvested options will vest on February 9, 2015.
(2)	Of the unvested stock options, half of the unvested stock options will vest on October 17, 2015, and another half will vest on October 17, 2016.
(3)

Unvested stock awards consist of Restricted Stock Units from our Long Term Incentive Plan (as defined under our 2011 Plan) and which we refer to as Performance RSUs, which are rights to acquire shares of our common stock.

(4)

Unvested stock awards consist of Restricted Stock Units (as defined under our 2011 Plan) which are rights to acquire shares of our common stock. These unvested RSUs vest as to one half on February 20, 2015 and the remaining half on February 20, 2016.

(5)

Unvested stock awards consist of Restricted Stock Units (as defined under our 2011 Plan) which are rights to acquire shares of our common stock. These unvested RSUs vest as to one third on February 22, 2015, one third on February 22, 2016, and the remaining third on February 22, 2017.

Outstanding Equity Awards Narrative Disclosure

Amended and Restated 2001 Incentive Plan

In July 2011, our original Amended and Restated 2001 Incentive Plan expired. Options to purchase 2,073,039 shares of common stock were outstanding as of December 31, 2014 under the Amended and Restated 2001 Incentive Plan. Although the Amended and Restated 2001 Incentive Plan expired, the 2,073,039 options still outstanding under such plan are still exercisable. In April 2011, our board approved, and in July 2011, our stockholders approved a new 2011 Plan, which is discussed below.

2011 Plan

Our 2011 Plan is comprised of 8,800,000 shares of our common stock. The purpose of the 2011 Plan is: (i) to align our interests and recipients of options under the plan by increasing the proprietary interest of such recipients in our growth and success, and (ii) to advance our interests by providing additional incentives to officers, key employees and well-qualified non-employee directors and consultants who provide services to us, who are responsible for our management and growth, or otherwise contribute to the conduct and direction of our business, operations and affairs. The Compensation Committee of our board of directors administers our incentive plan, selects the persons to whom options are granted and fixes the terms of such options.

Options may be awarded during the ten-year term of the plan to our employees (including employees who are directors), or consultants who are not employees and our other affiliates. Our plan provides for the grant of options that qualify as incentive stock options, or Incentive Stock Options, under Section 422A of the Internal Revenue Code of 1986, as amended, and options which are not Incentive Stock Options, or Non-Statutory Stock Options, as well as restricted stock and other awards. Only our employees or employees of our subsidiaries may be granted Incentive Stock Options. Our affiliates or consultants or others as may be permitted by our board of directors, may be granted Non-Statutory Stock Options.

Options to purchase 2,950,100 shares of our common stock at prices ranging from $1.38 to $16.36 are outstanding at December 31, 2014. There were no options granted during 2014 whose exercise price was lower than the estimated market price of the stock at the grant date.

Options issued during 2014 to employees under the 2011 Plan totaled 174,480 shares, at exercise prices ranging from $5.58 to $16.36. There were no options issued to directors and officers under the 2011 Plan during 2014 as we have migrated to the issuance of RSUs.

Under the Plan Amendment set out in Proposal 3 of this Proxy, our Board also proposes to amend the 2011 Plan to set a minimum holding period for NEOs under the 2011 Plan on shares of Common Stock underlying awards granted under the 2011 Plan.

Option Exercises and Stock Vested

The following information sets forth stock options exercised by the executive officers during the year ended December 31, 2014:

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mark A. Sirgo, Pharm.D.	62,471	$401,079	141,705	$1,261,144
Ernest R. De Paolantonio, CPA MBA	—	—	—	—
Andrew L. Finn, Pharm.D.	73,679	$429,022	54,148	$481,905

Pension Benefits

None of our employees participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. Our Compensation Committee may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our company’s best interests.

Nonqualified Deferred Compensation

None of our employees participate in or have account balances in nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by us. Our Compensation Committee may elect to provide our officers and other employees with non-qualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our company’s best interests.

Grants of Plan-Based Awards in 2014

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stocks or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing stock price on Award date ($/Sh)	Grant Date Fair Value of Stock and Option Awards

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)(1)	Maximum (#)
Mark A. Sirgo, Pharm.D.	2/22/14					290,511						$2,576,833

Ernest R. De Paolantonio, CPA MBA	2/22/14					25,598						$227,054

Andrew L. Finn, Pharm.D	2/22/14					153,387						$1,360,543

(1)	The stock awards disclosed in this item consists of RSUs issued under our 2011 Plan, which vest in thirds beginning February 2015.

Narrative to Grants of Plan Based Awards Table

See Compensation Discussion and Analysis above for complete description of the targets for payment of annual incentives, as well as performance criteria on which such payments were based.

Options granted to employees vest over 36 months beginning on the first anniversary of the grant date at which time 33% of such options vest. These options expire in 10 years and are outstanding for as long as the individual is an active employee. Employee options qualify as Incentive Stock Options.

Potential Payments Under Severance/Change in Control Arrangements

The table below sets forth potential payments payable to our current executive officers in the event of a termination of employment under various circumstances. For purposes of calculating the potential payments set forth in the table below, we have assumed that (i) the date of termination was December 31, 2014 and (ii) the stock price was $12.02, which was the closing market price of our common stock on December 31, 2014, the last business day of the 2014 fiscal year.

Name	If Company Terminates Executive Without Cause or Executive Resigns with Good Reason ($)		Termination Following a Change in Control without Cause or Executive Resigns with Good Reason ($)
Mark A. Sirgo, Pharm.D.
Cash Payment	$736,923	(1)	$1,455,423	(1)
Acceleration of Options	—		$7,183,973	(2)

Total Cash and Benefits	$736,923		$8,639,396

Ernest R. De Paolantonio, CPA
Cash Payment	$459,046	(1)	$309,046	(1)
Acceleration of Options	—		$369,019	(2)

Total Cash and Benefits	$459,046		$678,065

Andrew L. Finn, Pharm.D.
Cash Payment	$495,957	(1)	$738,957	(1)
Acceleration of Options	—		2,672,198	(2)

Total Cash and Benefits	$495,957		$3,411,155

(1)	Includes severance payment and accrued and unused vacation time as of December 31, 2014.
(2)	Determined by taking excess of the fair market value of our common stock on December 31, 2014, less the exercise price of each accelerated option.

For each of our executive officers, in their employment agreements the term “change of control” means the occurrence of any one or more of the following events (it being agreed that, with respect to paragraphs (i) and (iii) of this definition below, a “change of control” shall not be deemed to have occurred if the applicable third party acquiring party is an “affiliate” of our company within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended):

(i) An acquisition (whether directly from our company or otherwise) of any voting securities of our company by any person or entity, immediately after which such person or entity has beneficial ownership of forty percent (40%) or more of the combined voting power of our then outstanding voting securities.

(ii) The individuals who, as of the date hereof, are members of the our board of directors cease, by reason of a financing, merger, combination, acquisition, takeover or other non-ordinary course transaction affecting our company, to constitute at least fifty-one percent (51%) of the members of our board of directors; or

(iii) Approval by our board of directors and, if required, our stockholders of, or our execution of any definitive agreement with respect to, or the consummation of (it being understood that the mere execution of a term sheet, memorandum of understanding or other non-binding document shall not constitute a change of control):

(A) A merger, consolidation or reorganization involving our company, where either or both of the events described in clauses (i) or (ii) above would be the result;

(B) A liquidation or dissolution of or appointment of a receiver, rehabilitator, conservator or similar person for, or the filing by a third party of an involuntary bankruptcy against, our company; or

(C) An agreement for the sale or other disposition of all or substantially all of the assets of our company to any person or entity (other than a transfer to a subsidiary of our company).

The cash component (as opposed to option accelerations) of any change of control payment would be structured as a one-time cash severance payment.

Compensation of Directors Summary Table

DIRECTOR COMPENSATION

Name (a)	Fees Earned or Paid in Cash ($)		Stock Awards ($)(6)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Frank E. O’Donnell, Jr.	$375,708	(1)	$1,296,013	(2)	—	—	—	$19,924	(3)	$1,691,645
William B. Stone	$74,000		$398,400	(4)	—	—	—	—		$472,400
John J. Shea	$51,250		$265,600	(4)	—	—	—	—		$316,850
Samuel P. Sears, Jr.	$57,500		$265,600	(4)	—	—	—	—		$323,100
Thomas W. D’Alonzo	$47,750		$265,600	(4)	—	—	—	—		$313,350
Charles J. Bramlage	$20,544		$93,675	(5)	—	—	—	—		$114,219
Barry I. Feinberg	$21,685		$93,675	(5)	—	—	—	—		$115,360

(1)	Compensation for serving as Executive Chairman, which includes $140,988 as bonus, composed of $69,138 for 2013 and $71,850 for 2014.
(2)

The stock awards disclosed in this item consists of vested RSUs issued in 2014 under our LTIP and RSUs issued as executive grants in 2014 which vest in thirds beginning in 2015. Does not include 185,418 unvested RSUs to be issued under our LTIP upon the achievement of certain performance criteria.

(3)	Includes $19,924 in health benefits paid in 2014.
(4)	The stock awards disclosed in this item consists of RSUs issued in 2014 for serving on the board which half vested in 2014 and the remaining half vest in 2015.
(5)	The stock awards disclosed in this item consists of RSUs issued in 2014 as new director issuances which vest in 2015.
(6)

The reported amounts represent the aggregate grant date fair value of the awards computed in accordance with Financial Accounting Standards Board Account Standards Codification Topic 718, Stock Compensation, as modified or supplemented, or FASB ASC Topic 718.

Narrative to Director Compensation

The Compensation Committee of our board of directors reviews the Director Remuneration Policy, which establishes the compensation our directors earn for serving on our board of directors and individual committees. The policy follows (all annual cash retainers are paid quarterly in advance):

•	$40,000 annual cash retainer to each board member.

•	$10,000 annual cash retainer to the Lead Director.

•	$15,000 annual cash retainer to the Chairman of the Audit Committee.

•	$10,000 annual cash retainer to the Chairman of the Compensation Committee.

•	$7,500 annual cash retainer to the Chairman of the Nominating & Corporate Governance Committee.

•	$7,500 annual cash retainer to each non-Chairman Audit Committee member.

•	$7,500 annual cash retainer to each non-Chairman of the Strategic Development Committee

•	$5,000 annual cash retainer to each non-Chairman Compensation Committee member.

•	$4,000 annual cash retainer to each non-Chairman Nominating & Corporate Governance Committee member.

•	20,000 restricted stock units of our common stock per year, to each director.

•	10,000 additional restricted stock units of our common stock per year to the Lead Director.

•	New directors will earn a pro-rated portion (based on months to be served in the fiscal year in which they join) of cash and restricted stock units.

Options granted previously to directors have vested immediately. These options expire in 10 years and are outstanding for the life of the option. Director options qualify as Non-Statutory Stock Options.

In July 2013, we amended our Director Remuneration Policy to reflect the new cash retainer to directors, plus the migration to RSUs instead of options. The total number of RSUs granted during the year ended December 31, 2014 was 125,000, of which 55,000 vested upon issuance in August 2014 and 70,000 vest in August 2015.

Director Stock Ownership Guidelines

Our Board believes that it is important that directors be incentivized to focus on long-term stockholder value to ensure that the Board’s interests are aligned with those of our stockholders. Accordingly, in June 2015, our Board adopted stock ownership guidelines to further align the interests of our non-employee directors with the interests of our stockholders and to promote our commitment to sound corporate governance.

Our Non-Employee Director Stock Ownership Guidelines require all non-employee directors to hold a minimum of either (i) 35,000 shares of our common stock, or (ii) an aggregate number of shares of our common stock with a value equal to three (3) times the amount of the base annual retainer fee paid to non-employee directors for service on the Board, excluding additional committee retainer and meeting fees. This ownership guideline is calculated using the base annual retainer fee for service as a non-employee director as of the date the person first became subject to the guidelines as a non-employee director.

Non-employee directors are required to achieve the applicable level of ownership within five years of the date the person first became a non-employee member of the Board. In the event that a non-employee director does not meet the foregoing stock ownership guidelines, such non-employee director is prohibited from selling any stock acquired through vesting of RSUs or similar full-value awards or upon the exercise of stock options, except to pay for applicable taxes or the exercise price, and must use the entire net after tax amount of his or her base annual retainer fee, excluding additional committee retainer and meeting fees, if any, to purchase shares of our common stock until the director satisfies the requirements.

Shares that count toward satisfaction of the guidelines include shares owned outright by the director or his or her immediate family members residing in the same household and shares held in trust for the benefit of the director or his or her family. Unexercised and/or unvested equity awards do not count toward satisfaction of the guidelines.

The value of a share will be measured on the date of our annual meeting of stockholders each year as the greater of (a) the average closing price over the 12 months preceding the date of calculation or (b) the purchase price actually paid by the person for such share of our stock. The purchase price for shares acquired pursuant to RSUs and other similar full value awards is zero.

Our Non-Employee Director Stock Ownership Guidelines may be waived, at the discretion of the Board’s Nominating and Corporate Governance Committee, for directors joining the Board from government, academia, or similar professions. The guidelines may also be waived at the discretion of the Board’s Nominating and Corporate Governance Committee if compliance would create undue hardship or prevent a director from complying with a court order, as in the case of a divorce settlement. It is expected that these instances will be rare.

Performance Long Term Incentive Plan

In December 2012, by unanimous written consent following significant planning and discussion (as well as discussion with our outside compensation consultant Radford), the Committee approved the LTIP. The LTIP is designed as an incentive for our senior management (including our NEOs) to generate revenue for our company.

The LTIP consists of RSUs (as defined under our 2011 Plan) which are rights to acquire shares of our common stock. All Performance RSUs granted under the LTIP will be granted under our 2011 Plan (as the same may be amended, supplemented or superseded from time to time) as “Performance Compensation Awards” under such plan. The participants in the LTIP are either NEOs or senior officers of our company.

The term of the LTIP began with our fiscal year ended December 31, 2012 and lasts through our fiscal year ended December 31, 2019. The total number of Performance RSUs covered by the LTIP is 1,078,000, of which 978,000 were awarded in 2012 and 85,000 were awarded February 2015 (the remaining 15,000 Performance RSUs being reserved for future hires). A total of 4,447 and 8,986 RSUs vested during the years ended December 31, 2014 and 2013, respectively. The Performance RSUs under the LTIP did not vest upon granting, but instead are subject to potential vesting each year over the 8 year term of the LTIP depending on the achievement of revenue by our company, as reported in our Annual Report on Form 10-K. Performance RSUs will be valued on the day of issuance and will vest annually on the last day preceding the first open window after filing our Annual Report on Form 10-K based on the revenue achieved during the prior fiscal year as a proportion of the total cumulative revenue target for the entire term of the LTIP (which we call the Predefined Cumulative Revenue). Predefined Cumulative Revenue is a predefined aggregate revenue target for the entire term of the LTIP that was determined by the Committee in conjunction with our executive management. The Predefined Cumulative Revenue may be adjusted by the Committee upon the occurrence of extraordinary corporate events during the term of the LTIP (such as acquisitions by our company of revenue generating businesses or assets).

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the Compensation Committee of our board of directors, or other committee serving an equivalent function. None of the members of our Compensation Committee has ever been our employee or one of our officers.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF FRANK E. O’DONNELL, SAMUEL P. SEARS, JR. AND BARRY I. FEINBERG TO EACH SERVE AS CLASS I DIRECTORS ON THE COMPANY’S BOARD, TO HOLD OFFICE UNTIL THE 2018 ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED OR UNTIL THEIR EARLIER RESIGNATION OR REMOVAL.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF THE

COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2015

On January 20, 2015, the Audit Committee of the Board appointed the firm of Cherry Bekaert LLP (“CB”) to serve as our independent registered public accounting firm for our fiscal year ended December 31, 2015. The independent accountant’s report of CB on our consolidated financial statements for the year ended December 31, 2013 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

Audit Fees. The aggregate fees billed by CB for professional services rendered for the audit of our annual financial statements, review of the financial information included in our Forms 10-Q for the respective periods and other required filings with the SEC for the year ended December 31, 2014 and 2013 totaled $151,200 and $148,900, respectively. The above amounts include interim procedures and audit fees, as well as attendance at audit committee meetings.

Audit-Related Fees. The aggregate fees billed by CB for audit-related fees for the years ended December 31, 2014 and 2013 were $20,000 and $53,638, respectively.

Tax Fees. The aggregate fees billed by Cherry Bekaert LLP for professional services rendered for tax compliance, were $20,000, in each of the years ended December 31, 2014 and 2013, respectively. The fees were provided in consideration of services consisting of preparation of tax returns and related tax advice.

All Other Fees. None

The Audit Committee of our Board has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit, tax and non-audit services provided by CB in 2014. Consistent with the Audit Committee’s responsibility for engaging our independent registered public accounting firm, all audit and permitted non-audit services require pre-approval by the Audit Committee. The full Audit Committee approves proposed services and fee estimates for these services. The Audit Committee chairperson has been designated by the Audit Committee to approve any audit-related services arising during the year that were not pre-approved by the Audit Committee. Any non-audit service must be approved by the full Audit Committee. Services approved by the Audit Committee chairperson are communicated to the full Audit Committee at its next regular meeting and the Audit Committee reviews services and fees for the fiscal year at each such meeting. Pursuant to these procedures, the Audit Committee approved the foregoing audit services provided by CB.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure. None.

A representative of CB is expected to attend the Meeting, will have the opportunity to make a statement should they desire to do so and to respond to appropriate questions.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE’S APPROVAL OF THE APPOINTMENT OF CHERRY BEKAERT LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDED DECEMBER 31, 2015.

PROPOSAL 3

TO APPROVE AN AMENDMENT TO THE 2011 EQUITY INCENTIVE PLAN TO, AMONG OTHER MATTERS, INCREASE THE NUMBER OF SHARES OF COMMON STOCK

AUTHORIZED FOR ISSUANCE UNDER THE PLAN BY 2,250,000 SHARES

FROM 8,800,000 TO 11,050,000

Description of Proposed Amendment

On June 4, 2015, the Board (with the recommendation of the Compensation Committee) unanimously approved an amendment (the “Plan Amendment”) to the Company’s 2011 Equity Incentive Plan (the “2011 Plan”), subject to stockholder approval, to:

1. Increase the number of shares of Common Stock authorized for issuance under the 2011 Plan by 2,250,000 shares from 8,800,000 to 11,050,000;

2. Amend Section 15(b) (Non-transferability; Trading Restrictions) of the 2011 Plan, so that the Board and the Compensation Committee no longer have broad discretion to approve the transfer of any award under the plan by a 2011 Plan participant;

3. Amend Section 5(c) (Grant of Awards; Shares Subject to this Plan; Limitations) to clarify that certain liberal share recycling practices are prohibited under the 2011 Plan;

4. Amend Sections 12 (Changes in Capital Structure and Similar Events) and 13 (Effect of Change in Control) of the 2011 Plan to limit the ability of the Company to effect “single trigger” acceleration for equity vesting upon Change in Control (as defined in the 2011 Plan), and require “double trigger” acceleration with respect to any awards issued after the date of adoption of the Plan Amendment;

5. Change the fungible ratio on restricted stock units and certain other awards from 1.15:1 to 1.5:1;

6. Amend Sections 7(c) (Options; Vesting and Acceleration), 8(c) (Stock Appreciation Rights; Vesting and Expiration) 11(c) (Performance Compensation Awards; Performance Criteria) and 12(b)(ii) (Changes in Capital Structure and Similar Events) of the 2011 Plan to limit the Compensation Committee’s ability to accelerate vesting of awards under the 2011 Plan;

7. Amend Section 15(b)(v) (Non-transferability; Trading Restrictions) to allow the Compensation Committee to set a minimum holding period for certain recipients under the 2011 Plan on shares of Common Stock underlying awards granted under the 2011 Plan;

8. Add a new Section 5(g) to add limitations on certain awards under the 2011 Plan for non-employee directors of the Company; and

9. Add a new Section 5(f) to include a per annum limitation on the number of awards granted to any one individual under the 2011 Plan.

The Plan Amendment also implements certain technical changes to the 2011 Plan, as described below. The full text of the proposed Plan Amendment is set out in Annex A to this Proxy Statement. The text of the proposed Plan Amendment is subject to modification to include such changes as the Board deems necessary and advisable to affect the increase in the number of shares of Common Stock reserved and available for issuance under the 2011 Plan. Stockholders are being asked to approve the Plan Amendment.

Vote Required and Recommendation

The approval of the Plan Amendment will be made upon the affirmative vote of the majority of shares cast on the proposal. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal. If the proposal is not approved by the stockholders, the Plan Amendment will not be effective and the proposal will not be implemented.

Reasons for the Plan Amendment

2011 Plan Generally

Our 2011 Plan is currently comprised of 8,800,000 shares of Common Stock. In addition, 2,072,039 shares of Common Stock underlying options are available for issuance under the Company’s Amended and Restated 2001 Incentive Plan despite the fact that such plan expired in July 2011.

The purpose of the 2011 Plan is: (i) to align our interests and recipients of awards under the plan by increasing the proprietary interest of such recipients in our growth and success, and (ii) to advance our interests by providing additional incentives to officers, key employees and well-qualified non-employee directors and consultants who provide services to us, who are responsible for our management and growth, or otherwise contribute to the conduct and direction of our business, operations and affairs. The Compensation Committee of the Board administers the 2011 Plan, selects the persons to whom awards are granted and fixes the terms of such awards.

Increase in Size of 2011 Plan

Currently, awards (consisting of options to purchase shares of Common Stock and restricted stock units) issued under the 2011 Plan total 5,994,817 shares of Common Stock. Under the utilization rate calculation methodology adopted by Institutional Shareholder Services (“ISS”), the Company’s three year average number of shares issued under the 2011 Plan for fiscal years 2013, 2014 and 2015, which when divided by the number of shares available for future issuance, provides an estimated duration of 3-4 years, which is less than ISS’ recommended maximum of 5 years.

Equity incentive awards play a significant role in the compensation provided to the Company’s executive officers and employees. The Company relies on equity compensation in order to attract and retain key employees, align the interests of the Company’s executive officers with those of its stockholders and to provide its executive officers and other employees with the opportunity to accumulate retirement income. In addition, the development and commercialization of pharmaceutical products involves a high degree of risk, particularly in the early stages of clinical development. It takes many years of clinical development to reduce this risk. Given the limitations of the Company’s available cash resources, and the long-term risks associated with the Company’s achievement of its strategic objectives, the Company has historically used equity compensation to complement the amount of cash used for compensation purposes.

Limitation on Transferability

The ISS guidelines prohibit the transfer of underwater options by holders to institutional investors. The Compensation Committee and the Board have approved changes to the 2011 Plan that limit the ability of the Board and Compensation Committee to approve the transfer of any award under the 2011 Plan by a plan participant. The Board believes this will prevent the types of transfers discouraged by the ISS guidelines. The Board wishes to align with ISS guidelines in order to better attract and retain key employees.

Liberal Share Recycling

The Plan Amendment amends the 2011 Plan to prohibit liberal share recycling. Accordingly, pursuant to the Plan Amendment, shares tendered or withheld to satisfy the exercise price of options or tax withholding obligations, and shares covering the portion of exercised SARs (regardless of the number of shares actually delivered), shall count against the limit of shares issuable under the 2011 Plan. The Board believes that amending the 2011 Plan to further clarify the prohibition on liberal share recycling will allow the Company to increase shares issuable under the 2011 Plan, to further comply with ISS guidelines and to maintain a reissuance policy that is competitive with the Company’s peer companies, in order to attract and retain key employees.

Accelerated Vesting Upon Change in Control

The Board and the Compensation Committee have determined to amend Sections 12 (Changes in Capital Structure and Similar Events) and 13 (Effect of Change in Control) of the 2011 Plan, so that, in the event of a Change in Control (as defined in the 2011 Plan), all outstanding awards under the 2011 Plan shall vest and become immediately exercisable, unless the applicable award is assumed, continued or substituted for by the successor in connection with the transaction resulting in the Change in Control, and such assumption, continuation or substitution occurs at the time of such Change in Control. The purpose of this provision of the Plan Amendment, in regard to equity awards, is to ensure the Company moves away from a “single trigger” and to a “double trigger” approach to vesting upon change in control, because we believe double trigger vesting provides for adequate protection and reduces potential costs for a possible acquirer of the Company. The Board and the Compensation Committee believe this provision of the Plan Amendment will allow the Company to both minimize risk and provide for broader options for the Company to engage in prospective business transactions which relate to a possible acquisition and/or merger of the Company, while maintaining an incentive plan that provides for the maximum allowable amount of issuable shares to employees of the Company under the 2011 Plan.

Change in Fungible Ratio

In addition to an increase in the shares reserved for issuance under the 2011 Plan, the Board (with recommendation of the Compensation Committee) determined to increase the fungible ratio from 1.15 shares to 1.50 shares for every one (1) share subject to an award of restricted stock units, restricted stock, performance shares or performance units (referred to as “full value awards”). If stockholders approve the Plan Amendment, grants of full value awards would reduce the number of shares issuable under the 2011 Plan at a lesser rate than if the fungible ratio had remained the same. As a result, the adjustment in the fungible ratio would enable us to grant more shares pursuant to full value awards even if, for example, the number of shares authorized for issuance under the 2011 Plan remained constant.

Restrictions on Accelerated Vesting

Under the 2011 Plan, the Compensation Committee currently has the power to accelerate the time during which an option, SAR or restricted stock grant under the 2011 Plan may vest or be exercised. The Board and the Compensation Committee have determined to amend various provisions of the 2011 Plan such that the Compensation Committee may only accelerate vesting or exercisability of an award upon death or disability of a participant under the 2011 Plan. The Board believes that the restriction on accelerated vesting will eliminate uncertainties with respect to the amount of shares issuable under the 2011 Plan and will allow the Company to increase the amount of such shares available under the 2011 Plan in a manner consistent with ISS guidelines.

Transfer Restrictions and Minimum Holding Periods

The 2011 Plan provides employees of the Company with annual equity-based incentives, with value tied to the Company’s performance through the Company’s stock price. Certain awards granted under the 2011 Plan, including options and restricted stock, vest in annual installments on the anniversary of the date of grant, subject to the terms of individual award agreements. In order to demonstrate the Company’s commitment to using equity awards as an employee retention tool, and to further align the terms of the 2011 Plan with those of our stockholders, the Plan Amendment gives the Compensation Committee broad discretion to impose a holding period of one year for fifty percent (50%) of common shares acquired by any Named Executive Officer (as defined in the 2011 Plan) upon the exercise of options or the lapse of restrictions on restricted stock, net of funds necessary to pay the exercise price of options and/or reasonably expected to be required for satisfaction of applicable taxes.

Limitations on Certain Awards

Currently the 2011 Plan does not explicitly limit the number of awards that may be granted to any one individual during a specified period. The Internal Revenue Service and the United States Treasury Department

have issued regulations clarifying that in order for certain incentive awards to qualify as performance-based compensation (and therefore not be subject to limitations on tax deductibility by the Company under Section 162(m)), the plan under which such awards are granted must specify the maximum number of shares relating to those awards that may be granted to any individual during a specified period. As a result of this clarification, the Plan Amendment will specify that no individual may be granted Awards for more than 1,200,000 common shares in the aggregate, or payable in cash in an amount, when added to any cash compensation provided to such individual, exceeding $2,200,000 in the aggregate.

In addition, the 2011 Plan does not currently limit the number of awards that may be granted to any non-employee director of the Company. In order to ensure that equity awards granted in any given year by the Company to its directors are reasonably determined and appropriate in the context of the Company’s business and financial condition, the Board and the Compensation Committee have determined to set a limit as to amount of awards granted under the 2011 Plan to such directors. As a result the Plan Amendment will specify that the aggregate value of all compensation paid or granted, as applicable, to any individual for service as a non-employee director with respect to any calendar year, including awards granted and any cash fees paid as compensation by the Company to such non-employee director, shall not exceed $750,000 in total value.

Effects of the Plan Amendment

As a result of the Plan Amendment, there will be an increase in the total number of shares of Common Stock reserved for issuance under the 2011 Plan. This will provide the Company with the ability to grant more awards than are currently available under the 2011 Plan to eligible recipients including employees, directors, consultants and advisors. The issuance in the future of awards under the 2011 Plan consisting of full value awards and options to purchase shares of Common Stock may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the holders of the currently outstanding shares of Common Stock. The effective increase in the number of authorized but unissued shares of Common Stock which may be issued as awards under the 2011 Plan may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company’s Certificate of Incorporation or Amended and Restated Bylaws. Holders of the Common Stock have no preemptive or other subscription rights.

In addition, if stockholders approve the Plan Amendment, the maximum number of shares reserved for issuance under the 2011 Plan will be reduced by 1.15 shares for every one share subject to a full value award granted prior to July 16, 2015, and 1.50 shares for every one share subject to a full value award granted on or after July 16, 2015. Additionally, if stockholders approve the Plan Amendment, with respect to full value awards that are forfeited and that otherwise would return to the 2011 Plan, the unvested or cancelled shares under the forfeited full value award generally will be returned to the available pool of shares reserved for issuance under the 2011 Plan as follows: (1) for every share subject to a full value award granted prior to July 16, 2015, that is cancelled, terminated, expired or lapsed, 1.15 shares will return to the available pool; (2) for every share subject to a full value award granted on or after July 16, 2015, that is cancelled, terminated, expired or lapsed, 1.50 shares will return to the available pool; and (3) for every stock option that is cancelled, terminated, expired or lapsed, one share will return to the available pool.

In addition, if stockholders approve the Plan Amendment, with respect to any shares withheld by the Company or tendered to the Company to pay taxes and/or the exercise price of an award under the 2011 Plan would not return to the 2011 Plan, would be deemed issued under the 2011 Plan, and would reduce the number of shares available for issuance under the 2011 Plan by such amount of shares that was withheld by or tendered to the Company, as applicable.

In addition, if stockholders approve the Plan Amendment, neither the Board nor the Compensation Committee of the Company will have the discretion to approve the transfer of any award under the 2011 Plan by any 2011 Plan participant. As a result, permitted transfers of awards under the 2011 Plan are limited to transfer to: (a) any person who is a family member of the 2011 Plan participant, (b) a trust solely for the benefit of the 2011 Plan participant and is or her immediate family members; or (c) a partnership or limited liability company whose only partners or stockholders are the 2011 Plan participant and his or her immediate family members.

In addition, if stockholders approve the Plan Amendment, upon a “Change in Control”, all equity awards granted under the 2011 Plan on or after July 16, 2015 shall vest and become immediately exercisable only if such options and SARs were not converted, continued or assumed by the successor entity of the Company resulting from such “Change in Control”. Furthermore, the Compensation Committee will only have the discretion to accelerate the vesting of any equity awards issued under the 2011 Plan upon death or disability of a participant under the 2011 Plan.

In addition, if stockholders approve the Plan Amendment, any 2011 Plan participant who receives an award under the 2011 Plan will be required to hold 50% of shares under such award, net of exercise and/or the disposition of shares by such holder to cover such holder’s tax liability, for a minimum period of 1-year for grants of awards on or after July 16, 2015.

In addition, if stockholders approve the Plan Amendment, we believe the amount of shares issuable under the 2011 Plan, the limitation of transferability of shares issued under the 2011 Plan, the changes to share recycling under the 2011 Plan, the changes to accelerated vesting under the 2011 Plan, the changes to the fungible ratio under the 2011 Plan, and the discretion to impose additional transfer restrictions on shares underlying awards under the 2011 Plan will be consisted with ISS guidelines.

Summary of the Plan

The following is a summary of the material terms of the 2011 Plan, as proposed to be amended. It is qualified in its entirety by the specific language of the 2011 Plan, a copy of which is available to any stockholder upon request, and the Plan Amendment, which is included as Annex A to this Proxy Statement.

Administration. Our Compensation Committee administers the 2011 Plan. The Committee has the authority to determine the terms and conditions of any agreements evidencing any awards granted under the 2011 Plan and to adopt, alter and repeal rules, guidelines and practices relating to the 2011 Plan. Our Compensation Committee has full discretion to administer and interpret the Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised; provided, however, that our Compensation Committee does not have the discretion to effect accelerated vesting of any awards granted under the 2011 Plan subsequent to the date of the adoption of the Plan Amendment.

Eligibility. Employees, directors, officers, advisors or consultants of the company or its affiliates are eligible to participate in the 2011 Plan. Our Compensation Committee has the sole and complete authority to determine who will be granted an award under the 2011 Plan, however, it may delegate such authority to one or more officers of the company under the circumstances set forth in the 2011 Plan.

Number of Shares Authorized. The 2011 Plan provides for an aggregate of 2,250,000 new shares of Common Stock to be available for awards. If an award is forfeited or if any option terminates, expires or lapses without being exercised, the common stock subject to such award will again be made available for future grant. Shares that are used to pay the exercise price of an option or that are withheld to satisfy the participant’s tax withholding obligation will be deemed issued and will not be available for re-grant under the Plan.

Each share of Common Stock subject to an Option or a Stock Appreciation Right will reduce the number of shares available for issuance by one share, and each share underlying an Award of Restricted Stock, Restricted Stock Units, Stock Bonus Awards and Performance Compensation Awards will reduce the number of Common Shares available for issuance by one and a half shares.

If there is any change in our corporate capitalization, the Compensation Committee in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under our 2011 Plan, the number of shares covered by awards then outstanding under our 2011 Plan, the limitations on awards under our 2011 Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate.

The 2011 Plan has a term of ten years and no further awards may be granted under the 2011 Plan after that date.

Awards Available for Grant. Our Compensation Committee may grant awards of Non-Qualified Stock Options, Incentive (qualified) Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Stock Bonus Awards, Performance Compensation Awards (including cash bonus awards) or any combination of the foregoing.

Options. Our Compensation Committee is authorized to grant Options to purchase shares of Common Stock that are either “qualified,” meaning they are intended to satisfy the requirements of Code Section 422 for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under the 2011 Plan will be subject to the terms and conditions established by our Compensation Committee. Under the terms of the 2011 Plan, unless our Compensation Committee determines otherwise in the case of an Option substituted for another Option in connection with a corporate transaction, the exercise price of the Options will not be less than the fair market value (as determined under the 2011 Plan) of our common stock at the time of grant. Options granted under the 2011 Plan are subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by our Compensation Committee and specified in the applicable award agreement. The maximum term of an option granted under the 2011 Plan is ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder). Any option issued under the 2011 Plan must be held by the option holder for a minimum of one (1) year. Payment in respect of the exercise of an option may be made in cash or by check, by surrender of unrestricted shares (at their fair market value on the date of exercise) that have been held by the participant for any period deemed necessary by our accountants to avoid an additional compensation charge or have been purchased on the open market, or our Compensation Committee may, in its discretion and to the extent permitted by law, allow such payment to be made through a broker-assisted cashless exercise mechanism, a net exercise method, or by such other method as our Compensation Committee may determine to be appropriate.

Stock Appreciation Rights. Our Compensation Committee is authorized to award Stock Appreciation Rights (or SARs) under the 2011 Plan. SARs will be subject to the terms and conditions established by our Compensation Committee. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An Option granted under the 2011 Plan may include SARs and SARs may also be awarded to a participant independent of the grant of an Option. SARs granted in connection with an Option shall be subject to terms similar to the Option corresponding to such SARs. SARs shall be subject to terms established by our Compensation Committee and reflected in the award agreement.

Restricted Stock. Our Compensation Committee is authorized to award Restricted Stock under the Plan. Unless otherwise provided by our Compensation Committee and specified in an award agreement, restrictions on Restricted Stock will lapse after three years of service with the company. Our Compensation Committee will determine the terms of such Restricted Stock awards. Restricted Stock are shares of Common Stock that generally are non-transferable and subject to other restrictions determined by our Compensation Committee for a specified period. Unless our Compensation Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the restricted period, then any unvested restricted stock is forfeited.

Restricted Stock Unit Awards. Our Compensation Committee is authorized to award Restricted Stock Unit awards. Unless otherwise provided by our Compensation Committee and specified in an award agreement,

Restricted Stock Units will vest after three years of service with the company. Our Compensation Committee will determine the terms of such Restricted Stock Units. Unless our Compensation Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units will be forfeited. At the election of our Compensation Committee, the participant will receive a number of Common Shares equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares at the expiration of the period over which the units are to be earned or at a later date selected by our Compensation Committee.

Stock Bonus Awards. Our Compensation Committee is authorized to grant awards of unrestricted shares of Common Stock or other awards denominated in Common Stock, either alone or in tandem with other awards, under such terms and conditions as our Compensation Committee may determine.

Performance Compensation Awards. Our Compensation Committee is authorized to grant any award under the 2011 Plan in the form of a Performance Compensation Award by conditioning the vesting of the award on the attainment of specific levels of performance of the Company and/or one or more affiliates, divisions or operational units, or any combination thereof, as determined by the Compensation Committee.

Transferability. Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative and may not be otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution. Our Compensation Committee, however, may permit awards (other than incentive stock options) to be transferred to family members, a trust for the benefit of such family members, a partnership or limited liability company whose partners or stockholders are the participant and his or her family members.

Amendment. The 2011 Plan has a term of ten years. Our board of directors may amend, suspend or terminate the 2011 Plan at any time; however, shareholder approval to amend the 2011 Plan may be necessary if the law so requires. No amendment, suspension or termination will impair the rights of any participant or recipient of any award without the consent of the participant or recipient.

Change in Control. Except to the extent otherwise provided in an award agreement, in the event of a Change in Control, all outstanding options and equity awards (other than performance compensation awards) issued under the 2011 Plan will become fully vested and performance compensation awards will vest, as determined by our Compensation Committee, based on the level of attainment of the specified performance goals, unless the successor to the Company, assumes, converts or substitutes such award at the time of such Change in Control. In general, our Compensation Committee may, in its discretion, cancel outstanding awards and pay the value of such awards to the participants in connection with a Change in Control. Our Compensation Committee can also provide otherwise in an award agreement under the 2011 Plan.

Under the 2011 Plan, a “Change in Control” shall be deemed to occur upon:

(i) An acquisition (whether directly from the Company or otherwise) of any voting securities of the Company by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities and Exchange Act of 1934, as amended, immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company’s then outstanding voting securities.

(ii) The individuals who constitute the members of the Board cease, by reason of a financing, merger, combination, acquisition, takeover or other non-ordinary course transaction affecting the Company, to constitute at least fifty-one percent (51%) of the members of the Board; or

(iii) The consummation of any of the following events:

(A) A merger, consolidation or reorganization involving the Company, where either or both of the events described in clauses (i) or (ii) above would be the result;

(B) A liquidation or dissolution of or appointment of a receiver, rehabilitator, conservator or similar person for, or the filing by a third party of an involuntary bankruptcy against, the Company; provided, however, that to the extent necessary to comply with Section 409A of the Code, the occurrence of an event described in this subsection (B) shall not permit the settlement of restricted stock units granted under the 2011 Plan; or

(C) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a subsidiary of the Company).

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise and vesting of awards under the 2011 Plan and the disposition of shares acquired pursuant to the exercise of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Options. There are a number of requirements that must be met for a particular option to be treated as a qualified option. One such requirement is that shares of Common Stock acquired through the exercise of a qualified option cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. Holders of qualified options will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before the later of two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to the company for federal income tax purposes in connection with the grant or exercise of the qualified option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of a qualified option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by the company for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an otherwise qualified option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the qualified option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes.

No income will be realized by a participant upon grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise. The company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will recognize taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Securities Exchange Act of 1934 (the “Exchange Act”)). The company will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock Units. A participant will not be subject to tax upon the grant of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. The company will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

SARs. No income will be realized by a participant upon grant of an SAR. Upon the exercise of an SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. The company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Stock Bonus Awards. A participant will have taxable compensation equal to the difference between the fair market value of the shares on the date the Common Shares subject to the award are transferred to the participant over the amount the participant paid for such shares, if any. The company will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Section 162(m). In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its principal executive officer and the three other officers (other than the principal executive officer and principal financial officer) whose compensation is disclosed in its proxy statement as a result of their total compensation, subject to certain exceptions. The 2011 Plan is intended to satisfy an exception with respect to grants of options to covered employees. In addition, the 2011 Plan is designed to permit certain awards of restricted stock, restricted stock units, cash bonus awards and other awards to be awarded as performance compensation awards intended to qualify under the “performance-based compensation” exception to Section 162(m) of the Code.

New Plan Benefits

Future grants under the 2011 Plan will be made at the discretion of the Compensation Committee and, accordingly, are not yet determinable. In addition, the value of the awards granted under the 2011 Plan will depend on a number of factors, including the fair market value of our Common Stock on future dates, the exercise decisions made by the participants and/or the extent to which any applicable performance goals necessary for vesting or payment are achieved. Consequently, it is not possible to determine the benefits that might be received by participants receiving discretionary grants under, or having their annual bonus paid pursuant to, the 2011 Plan.

Interests of Directors and Officers

Our directors may grant awards under the 2011 Plan to themselves as well as our officers, in addition to granting awards to our other employees.

Securities Authorized for Issuance Under Equity Compensation Plans As of June 5, 2015

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)(2)	Weighted-average exercise price of outstanding options, warrants and rights(3)	Number of securities remaining available for future issuance
	(a)	(b)	(c)
Equity compensation plans approved by security holders	8,066,856	$5.52	399,752
Equity compensation plans not approved by security holders	—	—	—
Total	8,066,856	$5.52	—

(1)

Includes: 4,820,304 restricted stock units (“RSUs”), which is composed of (i) 1,220,862 RSUs are subject to potential future vesting and issuance during the period 2012-2019 under our Performance Long Term Incentive Plan (which is included as part of our 2011 Plan) and (ii) 3,599,443 RSUs, which unvested RSUs are to be issued subject to vesting between 2015 and 2018.

(2)

Includes: 3,246,552 outstanding shares of Common Stock with a weighted average exercise price of $5.52 per share and a weighted average remaining term of 4.78 years, which is composed of (i) 2,072,039 shares of Common Stock underlying options previously granted under our Amended and Restated 2001 Incentive Plan, which are still exercisable despite the fact that such plan expired July 2011 and (ii) 1,174,513 shares of Common Stock underlying options granted under our 2011 Plan.

(3)	Weighted-average exercise price does not include RSUs.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” TO APPROVE AN AMENDMENT TO THE 2011 PLAN TO, AMONG OTHER THINGS, INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE 2011 PLAN FROM 8,800,000 TO 11,050,000.

OTHER INFORMATION

Proxy Solicitation

All costs of solicitation of proxies will be borne by us. In addition to solicitation by mail, our officers and regular employees may solicit proxies personally or by telephone. We do not intend to utilize a paid solicitation agent.

Proxies

A stockholder may revoke his, her or its proxy at any time prior to its use by giving written notice to our Secretary, by executing a revised proxy at a later date or by attending the Meeting and voting in person. Proxies in the form enclosed, unless previously revoked, will be voted at the Meeting in accordance with the specifications made thereon or, in the absence of such specifications in accordance with the recommendations of our Board.

Securities Outstanding; Votes Required

As of the close of business on the Record Date there were 52,403,027 shares of Common Stock outstanding. As of the Record Date, 2,093,155 shares of Series A preferred stock were outstanding. Stockholders are entitled to one vote for each share of Common Stock owned. The affirmative vote of a majority of the shares of Common Stock present at the Meeting, in person or by proxy, is required for approval of the proposals. Shares of the Common Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the Meeting, regardless of how or whether such shares are voted on any specific proposal.

Other Business

Our Board knows of no other matter to be presented at the Meeting. If any additional matter should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters.

Beneficial Ownership of Principal Stockholders, Officers and Directors

The following table sets forth, as of the Record Date, by: (i) each of our directors, (ii) all persons who, to our knowledge, are the beneficial owners of more than 5% of the outstanding shares of common stock, (iii) each of the executive officers, and (iv) all of our directors and executive officers, as a group. Each person named in this table has sole investment power and sole voting power with respect to the shares of common stock set forth opposite such person’s name, except as otherwise indicated. Unless otherwise indicated, the address for each person listed below is in care of BioDelivery Sciences International, Inc., 4131 ParkLake Ave., Suite #225, Raleigh, NC 27612.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class as of June 5, 2015(1)
Invesco LTD.(2)	4,195,711	8.01%
Broadfin Capital LLC(3)	3,894,060	7.43%
Federated Investors, Inc.(4)	3,268,213	6.24%
Hopkins Capital Group II, LLC(5)	2,000,490	3.82%
Frank E. O’Donnell, Jr., M.D.(6)	2,393,315	4.55%
Mark A. Sirgo, Pharm.D.(7)	2,060,910	3.86%
Ernest R. De Paolantonio, CPA MBA(8)	26,286	*
Andrew L. Finn, Pharm.D.(9)	952,171	1.81%
William B. Stone(10)	294,175	*
John J. Shea(11)	45,805	*
Samuel P. Sears, Jr(12)	44,363	*
Thomas W. D’Alonzo(13)	116,851	*
Charles J. Bramlage(14)	1,800	*
Barry I. Feinberg(15)	36,000	*
All Directors and Officers as a group (10 persons)	5,971,676	10.21%

*	Less than 1%
(1)	Based on 52,403,027 shares of common stock outstanding as of June 5, 2015 and shares beneficially owned by the referenced parties as described below.
(2)	Based on 13F filed with the SEC on May 15, 2015 by Invesco, LTD.
(3)	Based on 13G filed with the SEC on May 20, 2015 by Broadfin Capital LLC.
(4)	Based on 13G filed with the SEC on May 8, 2015 by Federated Investors, Inc.
(5)	The address for Hopkins Capital Group II, LLC is 324 S Hyde Park, Suite 350, Tampa, FL. 33606.
(6)

Dr. O’Donnell is our Executive Chairman of the Board and a Director. Includes the shares owned by Hopkins Capital Group II, LLC, as to which Dr. O’Donnell disclaims beneficial interest (see note 4). Excludes 167,500 shares owned by The Francis E. O’Donnell, Jr. Irrevocable Trust #1, of which Dr. O’Donnell’s sister, Kathleen O’Donnell, is trustee, and as to which Dr. O’Donnell disclaims beneficial interest. In addition, this number includes 168,720 shares owned personally by Dr. O’Donnell, options to purchase 220,000 shares of our common stock, all of which is currently exercisable and 4,105 LTIP RSUs that vest in June 2015. Does not include 70,000 shares of unvested RSUs which vest February 2016. Does not include 96,837 shares of unvested RSUs which vest in one half February 2016 and the remaining half February 2017. Does not include 400,000 shares of unvested RSUs which vest in thirds beginning February 2016. Also does not include 181,313 shares of unvested RSUs potentially issuable under our LTIP if certain pre-determined company revenue targets are achieved. Dr. O’Donnell’s address is 865 Longboat Club Road, Longboat Key FL. 34228.

(7)

Includes 1,065,117 shares owned by Dr. Sirgo, our President and Chief Executive Officer. Includes options to purchase 987,604 shares of common stock, all of which are currently exercisable and 8,189 LTIP RSUs that vest June 2015. Does not include 140,000 shares of unvested RSUs which vest February 2016. Does not include 193,674 shares of unvested RSUs which vest in one half February 2016 and the remaining half February 2017. Does not include 800,000 shares of unvested RSUs which vest in thirds beginning February 2016. Also does not include 361,660 unvested RSUs potentially issuable under our LTIP if certain pre-determined company revenue targets are achieved. Dr. Sirgo’s address is 606 Wayne Drive, Raleigh, NC. 27609.

(8)

Mr. De Paolantonio is our Chief Financial Officer, Secretary and Treasurer. Includes 7,733 shares owned by Mr. De Paolantonio. Includes options to purchase 18,553 shares of common stock, all of which are currently exercisable. Excludes options to purchase 37,106 shares of common stock which are not currently exercisable. Does not include 17,065 shares of unvested RSUs which vest one half February 2016 and the remaining half February 2017. Does not include 103,175 shares of unvested RSUs which vest in thirds beginning February 2016. Mr. De Paolantonio’s address is 3217 Renaissance Park Place Cary, NC. 27513.

(9)

Dr. Finn is our Executive Vice President of Clinical Development and Regulatory Affairs. Includes 623,797 shares owned by Dr. Finn. Includes options to purchase 325,426 shares of common stock, all of which are currently exercisable and 2,948 LTIP RSUs that vest June 2015. Does not include 53,533 shares of unvested RSUs which vest February 2016. Does not include 101,858 shares of unvested RSUs which vest one half February 2016 and the remaining half February 2017. Does not include 400,000 shares of unvested RSUs which vest in thirds beginning February 2016. Also does not include 130,198 unvested RSUs potentially issuable under our LTIP if certain pre-determined company revenue targets are achieved. Dr. Finn’s address is 3104 Raymond Street, Raleigh, NC. 27607.

(10)

Mr. Stone is a Director. Includes 79,175 shares owned and options to purchase 215,000 shares of our common stock, all of which are currently exercisable. Does not include 15,000 shares of unvested RSUs which will vest August 2015. Mr. Stone’s address is 11120 Geyer Downs Lane, Frontenac MO. 63131.

(11)

Mr. Shea is a Director. Includes 33,305 shares owned and options to purchase 12,500 shares of our common stock, all of which are currently exercisable. Does not include 10,000 shares of unvested RSUs which will vest August 2015. Mr. Shea’s address is 290 Wax Myrtle Trail, Southern Shores, NC. 27949.

(12)

Mr. Sears is a Director. Includes 27,000 shares owned and options to purchase 17,363 shares of our common stock, all of which are currently exercisable. Does not include 10,000 shares of unvested RSUs which will vest August 2015. Mr. Sears’ address is 32 Brainard Avenue, Apt. 207, Medford, MA. 02155.

(13)

Mr. D’Alonzo is a Director. Includes 51,851 shares owned and options to purchase 65,000 shares of our common stock, all of which are currently exercisable. Does not include 10,000 shares of unvested RSUs which will vest August 2015. Mr. D’Alonzo’s address is 81 Seagate Dr., unit 503, Naples, FL 34103.

(14)	Mr. Bramlage is a Director. Includes 1,800 shares owned. Does not include 7,500 shares of unvested RSUs which will vest August 2015. Mr. Bramlage’s address is 7707 Sutton Place, New Albany, OH. 43054
(15)	Dr. Feinberg is a Director. Includes 36,000 shares owned. Does not include 7,500 shares of unvested RSUs which will vest August 2015. Dr. Feinberg’s address is 3 Somerset Downs, St. Louis, MO. 63124.

Certain Relationships and Related Transactions

As of December 31, 2001, our Board appointed an audit committee consisting of independent directors. This committee, among other duties, is charged to review, and if appropriate, ratify all agreements and transactions which had been entered into with related parties, as well as review and ratify all future related party transactions. From time to time, after compliance with our internal policies and procedures, we have entered into related party contracts, some of which were amended subsequently in accordance with the same policies and procedures.

The following is a listing of our related party transactions:

Hopkins Capital Group and affiliates

On November 30, 2000, we entered into an agreement with Biotech Specialty Partners, LLC, or BSP, an emerging alliance of early stage biotechnology and specialty pharmaceutical companies. BSP to date has not distributed any pharmaceutical products. Under this agreement, BSP will serve as a nonexclusive distributor of our products in consideration of a ten (10%) percent discount to the wholesale price, which our board of directors has determined to be commercially reasonable. BSP has waived its rights under this agreement with respect to Arius’ products which include the BEMA® technology. Hopkins Capital Group, which is affiliated with Dr. Frank E. O’Donnell, Jr., our Executive Chairman of the Board and a director, are affiliated as stockholders, and Dr. O’Donnell is a member of the management of BSP.

Other

On July 24, 2013 and August 5, 2013, purported class actions were filed in the United States District Court for the Middle District of Florida (Tampa Division) against Accentia Biopharmaceuticals, Inc., and several current and former directors and officers of Accentia and its former subsidiary, Biovest International, Inc. (collectively the Class Action), including Frank E. O’Donnell, Jr. M.D., our Executive Chairman. The complaints allege that the defendants violated federal securities laws by making or causing Accentia and/or Biovest to make false statements, and by failing to disclose or causing Accentia and/or Biovest to fail to disclose material information, concerning the results of the clinical trial of Biovest’s cancer vaccine, BiovaxID, and status of its approval by the FDA. Plaintiffs seek damages in an unspecified amount on behalf of shareholders who purchased common stock of Accentia or Biovest during a defined time period. All defendants, including Dr. O’Donnell, believe this litigation to be without merit, deny any wrongdoing or liability and have vigorously defended the alleged claims. A settlement of this matter, in which defendants make no admissions of wrongdoing or liability, has been agreed upon by all parties and approved by the Court.

As a matter of corporate governance policy, we have not and will not make loans to officers or loan guarantees available to “promoters” as that term is commonly understood by the SEC and state securities authorities. Our present Board includes six independent directors which constitute a majority as required by NASDAQ Stock Market rules. We believe that William B. Stone, John J. Shea, Barry I. Feinberg, Samuel P. Sears, Jr., Charles J. Bramlage and Thomas W. D’Alonzo qualify as independent directors for NASDAQ Stock Market purposes.

All future transactions between us and our officers, directors or five percent stockholders, and respective affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of our independent directors who do not have an interest in the transactions and who had access, at our expense, to our legal counsel or independent legal counsel.

To the best of our knowledge, other than as set forth above, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds $120,000, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, has an interest.

Deadline for Submission of Stockholder Proposals for 2015 Annual Meeting of Stockholders

Stockholders may present proposals intended for inclusion in our proxy statement for our 2016 Annual Meeting of Stockholders provided that such proposals are received by the Secretary of the Company in accordance with the time schedules set forth in, and otherwise in compliance with, applicable SEC regulations, and the Company’s Amended and Restated Bylaws, as applicable. Proposals submitted not in accordance with such regulations will be deemed untimely or otherwise deficient; however, the Company will have discretionary authority to include such proposals in the 2016 Proxy Statement.

Stockholder Communications

Stockholders wishing to communicate with the Board may direct such communications to the Board c/o the Company, Attn: Ernest R. De Paolantonio. Mr. De Paolantonio will present a summary of all stockholder communications to the Board at subsequent Board meetings. The directors will have the opportunity to review the actual communications at their discretion.

Additional Information

Accompanying this Proxy Statement is a copy of our Annual Report on Form 10-K for the year ended December 31, 2014. Such Report constitutes our Annual Report to Stockholders for purposes of Rule 14a-3 under the Exchange Act. Such Report includes our audited financial statements for the fiscal year ended December 31, 2014 and certain other financial information, which is incorporated by reference herein. We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information are available on the SEC’s website at www.sec.gov. Stockholders who have questions in regard to any aspect of the matters discussed in this Proxy Statement should contact Ernest R. De Paolantonio, Chief Financial Officer of the Company, at (919) 582-9050.

Annex A

AMENDMENT NO. 3

TO

BIODELIVERY SCIENCES INTERNATIONAL, INC.

2011 EQUITY INCENTIVE PLAN

Pursuant to Section 14 of the 2011 Equity Incentive Plan (the “Plan”) of BioDelivery Sciences International, Inc. (the “Company”), the Board of Directors of the Company has duly adopted a resolution, conditioned upon approval by the stockholders of the Company, approving this Amendment No. 3 to the Plan to increase the total number of shares of common stock, par value $.001 per share, of the Company (the “Common Stock”) reserved and available for issuance under the Plan and take other actions set forth herein, as follows:

1. The definition of “Mature Shares” in Section 2(y) of the Plan is hereby deleted in its entirety.

2. Section 5(b) of the Plan is hereby amended to read in its entirety as follows:

“(b) Subject to Sections 3, 11 and 12 of this Plan, the Committee is authorized to deliver under this Plan an aggregate of Eleven Million Fifty Thousand (11,050,000) Common Shares. Each Common Share subject to an Option or a Stock Appreciation Right will reduce the number of Common Shares available for issuance by one share, and each Common Share underlying an Award of Restricted Stock, Restricted Stock Units, Stock Bonus Awards and Performance Compensation Awards will reduce the number of Common Shares available for issuance by 1.5 shares.”

3. Section 5(c) of the Plan is hereby amended to read in its entirety as follows:

“Common Shares underlying Awards under this Plan that are forfeited, cancelled, expire unexercised, or are settled in cash shall be available again for Awards under this Plan at the same ratio at which they were previously granted. Notwithstanding the foregoing, the following Common Shares shall not be available again for Awards under the Plan: (i) shares tendered or held back upon the exercise of an Option or settlement of an Award to cover the Exercise Price of an Award; (ii) shares that are used or withheld to satisfy tax obligations of the Participant; (iii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the SAR upon exercise thereof; and (iv) shares repurchased by the Company with Option proceeds.”

4. A new Section 5(f) of the Plan is hereby added to read in its entirety as follows:

“Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 12), the Committee shall not grant to any one Eligible Person in any one calendar year Awards (i) for more than 1,200,000 Common Shares in the aggregate or (ii) payable in cash in an amount, when added to any cash fees paid by the Company as compensation to such Eligible Person, exceeding $2,200,000 in the aggregate.”

5. A new Section 5(g) of the Plan is hereby added to read in its entirety as follows:

“Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 12), the aggregate value of all compensation paid or granted, as applicable, to any individual for service as a non-employee director (as defined in Rule 16b-3(b)(3) of the Exchange Act) with respect to any calendar year, including Awards granted and any cash fees paid by the Company as compensation to such non-employee director, shall not exceed $750,000 in total value. For purposes of this Section 5(g), the value of the Awards shall be based on the grant date fair value of such Awards for financial reporting purposes.”

6. Section 7(c) of the Plan is hereby amended to read in its entirety as follows:

“(c) Vesting and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and as set forth in the applicable Award agreement, and shall expire after such period, not to exceed ten (10) years from the Date of Grant, as may be determined by the Committee (the “Option Period”); provided, however , that the Option Period shall not exceed five (5) years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate; and, provided, further , that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Options of any Participant upon such Participant’s death or Disability, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability. Unless otherwise provided by the Committee in an Award agreement:

(i) an Option shall vest and become exercisable with respect to 100% of the Common Shares subject to such Option on the third (3rd) anniversary of the Date of Grant;

(ii) the unvested portion of an Option shall expire upon termination of employment or service of the Participant granted the Option; provided, however, that for directors, officers and employees of the Company only, the unvested portion of an Option shall remain exercisable for the remainder of the Option Period following termination of employment or service by reason of such Participant’s Retirement (it being understood that any Incentive Stock Option held by the Participant shall be treated as a Nonqualified Stock Option if exercise is not undertaken within 90 days of the date of Retirement);

(iii) the unvested portion of an Option shall expire upon termination of employment or service of the Participant granted the Option, and the vested portion of such Option shall remain exercisable for:

(A) one year following termination of employment or service by reason of such Participant’s death or Disability (with the determination of Disability to be made by the Committee on a case by case basis), but not later than the expiration of the Option Period;

(B) for directors, officers and employees of the Company only, for the remainder of the Option Period following termination of employment or service by reason of such Participant’s Retirement (it being understood that any Incentive Stock Option held by the Participant shall be treated as a Nonqualified Stock Option if exercise is not undertaken within 90 days of the date of Retirement);

(C) 90 calendar days following termination of employment or service for any reason other than such Participant’s death, Disability or Retirement, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the Option Period; and

(iv) both the unvested and the vested portion of an Option shall immediately expire upon the termination of the Participant’s employment or service by the Company for Cause.”

7. Section 7(d) of the Plan is hereby amended by striking the phrase “are Mature Shares and” at the end of Section 7(d)(i).

8. Section 8(c) of the Plan is hereby amended to read in its entirety as follows:

“(c) Vesting and Expiration. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, however , that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any SARs of any Participant upon such Participant’s death or Disability, which acceleration shall not affect the terms and conditions of such SAR other than with respect to exercisability. Unless otherwise provided by the Committee in an Award agreement:

(i) a SAR shall vest and become exercisable with respect to 100% of the Common Shares subject to such SAR on the third anniversary of the Date of Grant;

(ii) the unvested portion of a SAR shall expire upon termination of employment or service of the Participant granted the SAR, and the vested portion of such SAR shall remain exercisable for:

(A) one year following termination of employment or service by reason of such Participant’s death or Disability (with the determination of Disability to be made by the Committee on a case by case basis), but not later than the expiration of the SAR Period;

(B) for directors, officers and employees of the Company only, for the remainder of the SAR Period following termination of employment or service by reason of such Participant’s Retirement;

(C) 90 calendar days following termination of employment or service for any reason other than such Participant’s death, Disability or Retirement, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the SAR Period; and

(iii) both the unvested and the vested portion of a SAR shall expire immediately upon the termination of the Participant’s employment or service by the Company for Cause.”

9. Section 9(c) of the Plan is hereby amended by adding the following clause at the end of Section 9(c):

“unless such termination of employment or service occurred by reason of such Participant’s Retirement.”

10. Section 11(c) of the Plan is hereby amended to read in its entirety as follows:

“(c) Performance Criteria. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company and/or one or more Affiliates, divisions or operational units, or any combination of the foregoing, as determined by the Committee, which criteria will be based on one or more of the following business criteria: (i) revenue; (ii) sales; (iii) profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures); (iv) earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures); (v) net income (before or after taxes, operating income or other income measures); (vi) cash (cash flow, cash generation or other cash measures); (vii) stock price or performance; (viii) total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price); (ix) economic value added; (x) return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales); (xi) market share; (xii) improvements in capital structure; (xiii) expenses (expense management, expense ratio, expense efficiency ratios or other expense measures); (xiv) business expansion or consolidation (acquisitions and divestitures); (xv) internal rate of return or increase in net present value; (xvi) working capital targets relating to inventory and/or accounts receivable; (xvii) inventory management; (xviii) service or product delivery or quality; (xix) customer satisfaction; (xx) employee retention; (xxi) safety standards; (xxii) productivity measures; (xxiii) cost reduction measures; and/or (xxiv) strategic plan development and implementation.”

11. Section 12 of the Plan is hereby amended by adding the following clause at the end of Section 12:

“and provided further, however, that the Committee shall not have the authority to take any of the actions described in Section 12(ii) or 12(iii) above in connection with any Change in Control in which the surviving corporation or acquiring corporation (or its parent company) assumes or continues outstanding Awards or substitutes similar stock awards for such outstanding Awards.”

12. Section 13 of the Plan is hereby amended to read in its entirety as follows:

“13. Effect of Change in Control. Except to the extent otherwise provided in an Award agreement, in the event of a Change in Control in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue outstanding Awards or substitute similar stock awards for such outstanding Awards, then, notwithstanding any provision of this Plan to the contrary, with respect to all or any portion of a particular outstanding Award or Awards:

(a) all of the then outstanding Options and SARs shall immediately vest and become immediately exercisable as of a time prior to the Change in Control;

(b) the Restricted Period shall expire as of a time prior to the Change in Control (including without limitation a waiver of any applicable Performance Goals);

(c) Performance Periods in effect on the date the Change in Control occurs shall end on such date, and the Committee shall (i) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information or other information then available as it deems relevant and (ii) cause the Participant to receive partial or full payment of Awards for each such Performance Period based upon the Committee’s determination of the degree of attainment of the Performance Goals, or assuming that the applicable “target” levels of performance have been attained or on such other basis determined by the Committee.

To the extent practicable, any actions taken by the Committee under the immediately preceding clauses (a) through (c) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transactions with respect to the Common Shares subject to their Awards.”

13. Section 15(b) of the Plan is hereby amended to read in its entirety as follows:

“(b) Nontransferability; Trading Restrictions.

(i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, with or without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of this Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; or (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; (each transferee described in clauses (A), (B) and (C) above is hereinafter referred to as a “Permitted Transferee”).

(iii) The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in this Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Common Shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under this Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of this Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in this Plan and the applicable Award agreement.

(iv) The Committee shall have the right, either on an Award-by-Award basis or as a matter of policy for all Awards or one or more classes of Awards, to condition the delivery of vested Common Shares received in connection with such Award on the Participant’s agreement to such restrictions as the Committee may determine.

(v) With respect to each Named Executive Officer, there shall be a holding period of one year for fifty percent (50%) of Common Shares acquired by such Named Executive Officer upon the exercise of Options or the lapse of restrictions on Restricted Stock, net of funds necessary to pay the exercise price of Options and/or reasonably expected to be required for satisfaction of applicable taxes.”

14. Section 15(c) of the Plan is hereby amended by striking the phrase “and are Mature Shares” from Section 15(c)(ii)(A).

15. All other terms and provisions of the Plan shall remain unchanged and in full force and effect as written.

16. A majority in voting interest of the stockholders present in person or by proxy and entitled to vote at the meeting of stockholders at which this Amendment No. 3 was considered, has duly approved this Amendment No. 3 to the Plan.

IN WITNESS WHEREOF, this Amendment No. 3 to the Plan is made effective this 16th day of July, 2015.

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:
Name:
Title:

PROXY

BioDelivery Sciences International, Inc.

4131 ParkLake Ave., Suite #225

Raleigh, North Carolina 27612

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED HEREBY APPOINTS MARK A. SIRGO AND ERNEST R. DE PAOLANTONIO, AND EACH OF THEM, AS PROXIES OF THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO VOTE ALL THE SHARES OF COMMON STOCK OF BIODELIVERY SCIENCES INTERNATIONAL, INC. HELD OF RECORD BY THE UNDERSIGNED ON JUNE 5, 2015, AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, JULY 16, 2015, OR ANY ADJOURNMENT THEREOF.

1. Reelection of Frank E. O’Donnell, Jr., Samuel P. Sears, Jr. and Barry I. Feinberg as Class I directors, to hold office until the 2018 Annual Meeting of Stockholders or until their successors are elected and qualified or until their earlier resignation or removal.

[    ] FOR THE NOMINEE

[    ] WITHHOLD AUTHORITY FOR THE NOMINEE

2. To ratify the appointment by the Audit Committee of the Company’s Board of Directors of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015;

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3. To approve an amendment to the 2011 Equity Incentive Plan to, among other matters, increase the number of shares of Common Stock authorized for issuance under the 2011 Plan from 8,800,000 to 11,050,000.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

4. In their discretion, upon the transaction of any other matters which may properly come before the meeting or any adjournment thereof.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

The shares represented by this proxy, when properly executed, will be voted as specified by the undersigned stockholder(s). If this card contains no specific voting instructions, the shares will be voted FOR each of the proposals described on this card.

Signature of Stockholder(s)

Date

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.